Exhibit 99.1

STOCK PURCHASE AGREEMENT

among

LIVEDEAL, INC.,

MODERN EVERYDAY INC.,

and

BYRON HSU

Dated as of August 24, 2014

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ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING THE BUYER		26
5.1	Organization and Authority	26
5.2	No Conflicts	26
5.3	LiveDeal Stock	26
5.4	No Undisclosed Liabilities	27
5.5	Legal Compliance	27
5.6	Indebtedness and Guaranties	27
5.7	Litigation	27
5.8	Absence of Certain Changes	27
5.9	No Brokers’ Fees	27
5.10	Investment Intent	28

ARTICLE VI CLOSING CONDITIONS		28
6.1	Conditions to the Buyer’s Obligations	28
6.2	Conditions to the Seller’s Obligations	29

ARTICLE VII POST-CLOSING COVENANTS		30
7.1	Litigation Support	30
7.2	Transition	30
7.3	Confidentiality	30
7.4	Employment Agreement	30
7.5	Inventory	30
7.6	Compliance with Laws	31

ARTICLE VIII INDEMNIFICATION		31
8.1	Indemnification by the Seller	31
8.2	Indemnification by the Buyer	31
8.3	Survival and Time Limitations	31
8.4	Limitations on Indemnification by the Seller	32
8.5	Claims Against the Company	32
8.6	Third-Party Claims	32
8.7	Other Indemnification Matters	33
8.8	Exclusive Remedy	34

ARTICLE IX TAX MATTERS		34
9.1	Tax Indemnification	34
9.2	Tax Periods Ending on or Before the Closing Date	34
9.3	Tax Periods Beginning Before and Ending After the Closing Date	35
9.4	Cooperation on Tax Matters	35
9.5	Certain Transfer Taxes	35

ARTICLE X MISCELLANEOUS		35
10.1	No Third-Party Beneficiaries	35
10.2	Entire Agreement	35
10.3	Successors and Assigns	35
10.4	Counterparts	35
10.5	Notices	36
10.6	Jurisdiction; Service of Process	36
10.7	Resolution of Disputes	37
10.8	Governing Law	38
10.9	Amendments and Waivers	38
10.10	Severability	38
10.11	Expenses	38
10.12	Construction	39
10.13	Specific Performance	39
10.14	Further Assurances	39
10.15	Public Announcement	39

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EXHIBITS

A	Employment Agreements
B	Secured Promissory Note
C	Security Agreement

SCHEDULES

4.1	Organization
4.5	Financial Statements
4.9	Tangible Personal Property
4.10(a)	Accounts Receivable
4.10(b)	Accounts Payable
4.12	Real Property
4.13	Material Contracts
4.14	Intellectual Property
4.15	Tax Returns, Audits and Elections
4.16	Permits
4.17	Litigation and Orders
4.18	Product and Service Warranties
4.20	Employees
4.21	Employee Benefit Plans
4.22	Major Customers
4.23	Related Persons Transactions
4.24	Indebtedness and Guaranties
4.25	Capital Expenditures
4.26	Insurance
8.1	Indemnification

iii

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of August 24, 2014, by and among LiveDeal, Inc., a Nevada corporation (the “Buyer”), Modern Everyday Inc., a Delaware corporation (the “Company”), and Byron Hsu (“Seller”). The Buyer, the Seller, and the Company may each be referred to herein as a “Party” and collectively as the “Parties.”

STATEMENT OF PURPOSE

The Seller owns all of the outstanding capital stock of the Company, which is engaged in the business of selling consumer products, including housewares, kitchenwares, and others (such business operations as conducted on the Closing Date, consistent with past practice, are hereinafter referred to as the “Business”). Pursuant to this Agreement, the Buyer hereby agrees to purchase from the Seller, and the Seller hereby agrees to sell to the Buyer, all of the outstanding capital stock of the Company for the consideration and on the terms and subject to the conditions set forth in this Agreement.

Article I
DEFINITIONS

“Accounts Payable” means all trade and other accounts payable, including accrued expenses, owed by the Company.

“Accounts Receivable” means all trade and other accounts receivable and other Indebtedness owing to the Company, but not including the Excluded Accounts Receivable.

“Active Employees” means all employees employed by the Company, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. The term “control” means (a) the possession, directly or indirectly, of the power to vote 50% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, by contract or otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person. With respect to a Person who is an individual, “control” by the spouse of such Person, or by any ancestor or descendant of such Person or such Person’s spouse who resides in the same house as such Person, shall be deemed control by such Person.

“Affiliated Group” means an affiliated group as defined in Code Section 1504 (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

“Assets” means the following assets of Modern Everyday, Inc.:

(i)	to the extent transferable, all of Seller’s rights under all licenses, permits, orders and certificates for the business of the Company;
(ii)	all books and records concerning operations of the business of the Company (provided that the Seller may maintain a copy of the same for tax purposes);
(iii)	all current supplies and inventories kept at the Company’s address (collectively, the “Inventory”) for the business of the Company and all goods of the business of the Company sold prior to Closing that are returned to the Company after Closing;

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(iv)	all machinery, equipment, computers, office supplies, signage, and spare parts at the business of the Company that is owned, not leased, by the Company (collectively, the “Equipment”);
(v)	the Intellectual Property (as defined below);
(vi)	all of the outstanding membership interests (constituting 100% ownership) in Modern Everyday LLC;
(vii)	all of the outstanding membership interests (constituting 100% ownership) in Super Nova LLC;
(viii)	all tenant improvements made at the Company’s properties;
(ix)	all goodwill of the Company;
(x)	subject to obtaining any applicable consents required in connection therewith, any of Company’s rights under the agreements and contracts pertaining to the operation of the Company which Buyer elects to assume, including all contracts with vendors or suppliers who provide goods making up the Inventory of the Company; and
(xi)	all sales, advertising and promotional materials concerning the business of the Company that is used or kept at the Company’s address or any of the Company’s properties;
(xii)	all login accounts used specifically for operating the business, including Amazon.com seller accounts, seller accounts at other marketplaces (Ebay, Newegg, Sears, Shop.com, Buy.com, Amazon UK), communication and productivity (Google, Asana, Dropbox, etc.);
(xiii)	all business accounts of the Company at financial institutions, including but not limited to all business accounts of the Company at Chase Bank, all business accounts of the Company at Bank of America, all business accounts of the Company at Cathay Bank, all business accounts of the Company at Paypal,, and all accounts at Total Merchant Services;
(xiv)	all business credit card accounts of the Company, including but not limited to all business accounts of the Company with American Express and all business accounts of the Company with CapitalOne;
(xv)	all business website domains of the Company (moderneveryday.com, endlesscostumes.com, fulfillmentsystems.net, mapolice.com); and
(xvi)	the MEI Software, as defined below.

“Balance Sheet” means the balance sheets of the Company as of December 31, 2012 and December 31, 2013, and the notes thereto, all of which are attached to Schedule 4.5.

“Business Day” means any day that is not a Saturday, Sunday or a Federal public holiday.

“Buyer Material Adverse Effect” means any result, occurrence, fact, change, event or effect that would be or could reasonably be expected to be, either individually or in the aggregate (taking into account all other results, occurrences, facts, changes, events or effects), materially adverse to the business of the Buyer, capitalization, financial condition, operating results, or operations of the Buyer, taken as a whole, or to the ability to timely consummate the Transactions.

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“Closing Date Debt” means all Indebtedness, if any, of the Company outstanding immediately prior to the Closing.

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the Company and, to the extent relevant to the Liabilities of the Company, any predecessor of the Company.

“Company Benefit Plan” means each Employee Benefit Plan (as defined below) that is sponsored, maintained or contributed to by the Company or any of its ERISA Affiliates, or with respect to which the Company or any of its ERISA Affiliates has any direct or indirect obligation to make contributions or with respect to which the Company or any of its ERISA Affiliates has or could incur any liability.

“Confidential Information” means information concerning the Business or the affairs of the Company, including information relating to customers, clients, suppliers, distributors, investors, lenders, consultants, independent contractors or employees, customer and supplier lists, price lists and pricing policies, cost information, financial statements and information, budgets and projections, business plans, production costs, market research, marketing plans and proposals, sales and distribution strategies, processes and business methods, technical information, pending projects and proposals, new business plans and initiatives, research and development projects, inventions, discoveries, ideas, technologies, trade secrets, know-how, formulae, technical data, designs, patterns, marks, names, improvements, industrial designs, mask works, compositions, works of authorship and other Intellectual Property, devices, samples, plans, drawings and specifications, photographs and digital images, computer software and programming, all other confidential information and materials relating to the Business or affairs of the Company, and all notes, analyses, compilations, studies, summaries, reports, manuals, documents and other materials prepared by or for the Company containing or based in whole or in part on any of the foregoing, whether in verbal, written, graphic, electronic or any other form and whether or not conceived, developed or prepared in whole or in part by the Company.

“Consent” means any consent, approval, authorization, permission or waiver.

“Contract” means any contract, obligation, understanding, commitment, lease, license, purchase order, work order, bid or other agreement, whether written or oral and whether express or implied, together with all amendments and other modifications thereto.

“Contract Loss” means a Loss resulting from the cost of performance of a Contract exceeding the revenue derived from such Contract.

“Customer” means any Person who is or was a customer or client of the Company on the date of this Agreement or during the 12 month period prior to such date.

“Employee Benefit Plan” means, whether written or unwritten, any (a) qualified or nonqualified Employee Pension Benefit Plan or deferred compensation or retirement plan or arrangement, (b) Employee Welfare Benefit Plan, (c) equity-based plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation or restricted stock plan) or material fringe benefit or other incentive plan or arrangement, or (d) employment, consulting, bonus, incentive, vacation, sick leave, severance, termination, retention, change of control, profit-sharing, disability, medical, life insurance, scholarship or tuition reimbursement, fringe benefit or other similar plan, program, agreement, payroll practice or commitment.

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“Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2), whether or not such plan is subject to ERISA.

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(1), whether or not such plan is subject to ERISA.

“Encumbrance” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse or other claim, community property interest, condition, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant, zoning or other restriction of any kind or nature.

“Environmental Law” means any Law relating to the environment, health or safety, including any Law relating to the presence, use, production, generation, handling, management, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any material, substance or waste limited or regulated by any Governmental Body.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Code Section 414(b), (c), (m) or (o) or ERISA Section 4001(b)(l) that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to ERISA Section 4001(a)(14), without regard to whether or not each such entity, trade or business is subject to the Code or ERISA.

“Excluded Accounts Receivable” means that certain secured promissory note, dated as of December 27, 2012, made by Windmill Assets, Inc. in favor of the Company (as the successor in interest to Xenon Project International Inc.), in the original principal amount of $745,240.36, and assigned or to be assigned to Byron Hsu. For the avoidance of doubt, the receipt of all payments on account of such promissory note shall belong to Mr. Hsu and not to the Company or the Buyer and any amounts or payments received on account of such promissory note shall be held in trust and paid over to Mr. Hsu promptly.

“GAAP” means generally accepted accounting principles in the United States as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants and, unless otherwise specified, as in effect on the date hereof or, with respect to any financial statements prepared prior to the date hereof, the date such financial statements were prepared.

“Governmental Body” means any federal, state, local, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing.

“Hazardous Substance” means any existing, stored or transported material, substance or waste that is limited or regulated by any Governmental Body or, even if not so limited or regulated, could pose a hazard to the health or safety of the occupants of the Real Property or adjacent properties or any property or facility formerly owned, leased or used by the Company. The term includes asbestos, polychlorinated biphenyls, petroleum products and all materials, substances and wastes regulated under any Environmental Law.

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“Indebtedness” means as to any Person at any time: (a) obligations of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services (including obligations under noncompete, consulting or similar arrangements), except trade accounts payable of such Person arising in the Ordinary Course of Business that are not past due by more than 90 days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established on the financial statements of such Person; (d) any indebtedness arising under capitalized leases, conditional sales Contracts or other similar title retention instruments; (e) indebtedness or other obligations of others directly or indirectly guaranteed by such Person; (f) obligations secured by an Encumbrance existing on any property or asset owned by such Person; (g) reimbursement obligations of such Person relating to letters of credit, bankers’ acceptances, surety or other bonds or similar instruments; (h) Liabilities of such Person relating to unfunded, vested benefits under any Employee Benefit Plan (excluding obligations to deliver stock pursuant to stock options or stock ownership plans); (i) net payment obligations incurred by such Person pursuant to any hedging agreement; (j) all liabilities under any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement or other similar agreement designed to protect such Person against fluctuations in interest rates; and (k) all interest, fees and other expenses owed with respect to indebtedness described in the foregoing clauses (a) through (j).

“Intellectual Property” means, with respect to the Company's Business, all (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), improvements thereto, and patents, patent applications, and patent disclosures, together with re-issuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with translations, adaptations, derivations and combinations thereof and including goodwill associated therewith, and applications, registrations, and renewals in connection therewith; (c) copyrightable works, copyrights, and applications, registrations and renewals in connection therewith; (d) mask works and applications, registrations and renewals in connection therewith; (e) trade secrets and Confidential Information; (f) computer software, in object and source code format (including data and related documentation); (g) plans, drawings, architectural plans and specifications; (h) websites; (i) other proprietary rights; and (j) copies and tangible embodiments and expressions (in whatever form or medium) of any of the foregoing, including all improvements and modifications thereto and derivative works thereof.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” of any Person means (a) the actual knowledge of such Person or (b) the knowledge that a reasonable Person should have after reasonable inquiry of employees, directors and officers of such Person (in the case of a legal entity). Notwithstanding the foregoing, references to the “Seller’s Knowledge” mean the actual knowledge of the Seller and references to the “Company’s Knowledge” mean the actual knowledge of Byron Hsu and the knowledge that such individual should have after reasonable inquiry of the employees, directors and officers of the Company or in the reasonable exercise of his professional duties.

“Law” means any federal, state, local, foreign or other law, statute, ordinance, regulation, rule, regulatory or administrative guidance, Order, constitution, treaty, principle of common law or other restriction of any Governmental Body.

“Liability” means any liability, obligation or commitment of any kind or nature, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

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“LiveDeal Stock” means the shares of common stock, par value $0.001 per share, of Buyer.

“Loss”. means any loss, claim, demand, Order, damage (excluding, with respect to indemnification claims between Seller and Buyer (and not with respect to indemnification claims involving third parties), consequential damages), penalty, fine, cost, settlement payment, Liability, Tax, Encumbrance, expense, fee, court costs or reasonable attorneys’ fees and expenses.

“Material Adverse Effect” means any result, occurrence, fact, change, event or effect that would be or could reasonably be expected to be, either individually or in the aggregate (taking into account all other results, occurrences, facts, changes, events or effects), materially adverse to the Business, assets, Liabilities, capitalization, financial condition, operating results, or operations of the Company, taken as a whole, or to the ability of the Company and the Seller to timely consummate the Transactions, except to the extent resulting from (a) changes in general local, domestic, foreign, or international economic conditions, (b) changes affecting generally the industries or markets in which the Company operates, (c) acts of war, sabotage or terrorism, military actions or the escalation thereof, (d) any changes in applicable laws or accounting rules or principles, including changes in GAAP, (e) changes due to compliance by Seller or the Company with the terms of, or the taking of any action contemplated or permitted by, this Agreement, or (f) the announcement of the Transactions.

“MEI Software” means the software created and owned by the Company, including without limitation all computer programs in source code, object code, algorithms, flow charts and other code in any format or media, and any and all related documentation and all “Intellectual Property” embodied in such software, that is used in the Business and consisting of modules created for the purposes of:

•	Collecting data from Amazon.com (data mining);
•	Analyzing data to make decisions on new item purchasing;
•	Reorder purchasing automation;
•	Pricing optimization;
•	Matching items to listings on Amazon;
•	Manage suppliers, supplier information;
•	Process items through warehouse (receiving, sticker printing, stickering, shipment adding);
•	Inventory management;
•	Email / communication management;
•	Data feed management, automation;
•	Data analysis;
•	Performance analysis; and
•	Purchase order tracking and adjustments.

“Order” means any order, award, decision, injunction, judgment, ruling, decree, charge, writ, subpoena or verdict entered, issued, made or rendered by any Governmental Body or arbitrator.

“Organizational Documents” means (a) the certificate or articles of incorporation and bylaws, (b) any documents comparable to those described in clause (a) as may be applicable pursuant to any Law and (c) any amendment or modification to any of the foregoing.

“Ordinary Course of Business” means the ordinary course of the conduct of the Business by the Company, consistent with past operating practices.

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“Party” means the Buyer, the Company and the Seller.

“Permit” means any permit, license or Consent issued by any Governmental Body or pursuant to any Law.

“Permitted Encumbrance” means (a) any mechanic’s, materialmen’s or similar statutory lien incurred in the Ordinary Course of Business for monies not yet due, (b) any lien for Taxes not yet due, (c) any purchase money lien or lien securing rental payments under capital lease arrangements to the extent related to the assets purchased or leased, and (d) the lien granted by the Company to Cathay Bank to secure the obligations under that certain Business Loan Agreement, dated as of November 12, 2013, by and between the Company and Cathay Bank.

“Person” means any individual, corporation, limited liability company, partnership, company, sole proprietorship, joint venture, trust, estate, association, organization, labor union, Governmental Body or other entity.

“Proceeding” means any proceeding, charge, complaint, claim, demand, notice, action, suit, litigation, hearing, audit, investigation, arbitration or mediation (in each case, whether civil, criminal, administrative, investigative or informal) commenced, conducted, heard or pending by or before any Governmental Body, arbitrator or mediator.

“Related Notes” consist of the following: (a) a promissory note payable to Hai Chen, dated as of October 10, 2013, in the original principal amount of $30,000; (b) a promissory note payable to Xing Yuan, dated as of October 15, 2013, in the original principal amount of $50,000; (c) a promissory note payable to Matthew Tschantz, dated as of October 25, 2013, in the original principal amount of $30,000; (d) a promissory note payable to Owen Sun, dated as of August 26, 2013, in the original principal amount of $100,000, (e) a promissory note payable to Wei Chen, dated as of January 18, 2013, in the original principal amount of $30,000; (f) promissory notes payable to David Lin, dated from January 13, 2013, through September 25, 2013, in the aggregate principal amount of $73,576.45; and (g) a promissory note payable to Steven Tao, dated as of January 26, 2014, in the original principal amount of $105,043.69. The aggregate amount of the Related Notes is agreed to be $418,620.14.

“Related Person” means (a) with respect to a specified individual, any member of such individual’s Family and any Affiliate of any member of such individual’s Family, and (b) with respect to a specified Person other than an individual, any Affiliate of such Person and any member of the Family of any such Affiliates that are individuals. The “Family” of a specified individual means the individual, such individual’s spouse and former spouses, any other individual who is related to the specified individual or such individual’s spouse or former spouse within the third degree of consanguinity, and any other individual who resides with the specified individual.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means any issued and outstanding share of common stock, no par value, of the Company.

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“Tax” means (A) any federal, state, local, foreign or other income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, general service, alternative or add-on minimum, estimated or other tax of any kind whatsoever, however denominated, or computed, and including any interest, penalty, or addition thereto, whether disputed or not; (B) Liability for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) Liability for the payment of any amounts of the type described in clause (A) or (B) as a transferee or successor, by Contract or from any express or implied obligation to indemnify or otherwise assume or succeed to the Liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or other document or statement relating to Taxes, including any form, schedule or attachment thereto and any amendment or supplement thereof.

“Trading Day” means any day on which the New York Stock Exchange is open for trading, whether or not any of the LiveDeal Stock is actually traded on that exchange or on that day.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, the Employment Agreements, the Note, the Security Agreement, and all other written agreements, documents and certificates contemplated by any of the foregoing documents.

“Transaction Payments” includes, without limitation (i) all of the Seller's Transaction Expenses, if any, and (ii) all severance, change in control, stay-pay, bonus or other similar payments to any current or former employees, officers, directors or managers of the Company or any of its Affiliates arising as a result of the Transactions, together, without duplication, with any Taxes payable as a result of such payments; except in either case to the extent such have been paid and fully discharged by the Seller or the Company prior to the Closing.

Article II
SALE AND PURCHASE OF SHARES

2.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, the Buyer will purchase from Seller, and Seller will sell and deliver to the Buyer, all of the Shares owned by Seller, which Shares equal one hundred percent (100%) of the issued and outstanding Shares of the Company.

2.2 Purchase Price.

(a) The total consideration for the Shares (the “Purchase Price”) shall be the sum of the Securities Consideration, the Cash Consideration, and the Promissory Note Consideration, each as hereinafter defined.

(b) The “Securities Consideration” shall be 50,000 shares of LiveDeal restricted common stock, at $8.00 per share (the “Securities Consideration Shares”). With respect to the Securities Consideration, the Parties agree as follows:

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(i) Buyer agrees that on that date which is thirty (30) months from the Closing (the “Valuation Date”), if the per share price (subject to adjustment for stock splits or reverse splits) of the market price of the LiveDeal Stock is less than $8.00 per share, then within fifteen (15) days following the Valuation Date, the Buyer shall pay by wire transfer of immediately available funds to the Seller (to bank accounts designated by the Seller on the Signature Page hereto or as otherwise designated by the Seller) an amount (the “True Up Payment”) equal to the difference between $8.00 and the closing market price of the LiveDeal stock on the Valuation Date (or the next business day if the Valuation Date is a Saturday, Sunday, or holiday), multiplied by the number of Securities Consideration Shares then held by the Seller on the Valuation Date. If on the Valuation Date market price of the LiveDeal Stock is equal to or greater than $8.00 per share, the Buyer shall have no further obligation with respect to the Securities Consideration Shares.

(ii) The Seller shall have the right, subject to applicable laws and regulations, to sell any or all of the Securities Consideration Shares at any time prior to the Valuation Date. However, the Buyer and the Seller understand, acknowledge, and agree that the Seller shall not be entitled to receive any True Up Payment with respect to any Securities Consideration Shares sold prior to the Valuation Date.

(c) The “Cash Consideration” shall be the $1,100,000. Additionally, the Parties agree that within 15 days of the Closing, Buyer shall cause the Company to repay the Related Notes, and that Seller shall provide information to the Buyer relating to repayment of the Related Notes (including account numbers, wire transfer information, contact information, etc.).

(d) The “Promissory Note Consideration” shall consist of a secured promissory note, in the original principal amount of $600,000 (the “Note”), in substantially the form set forth in Exhibit B hereto, secured, in second position behind Cathay Bank, by lien in favor of Seller on all of the Company’s inventory, accounts receivable, and cash, pursuant to a security agreement (the “Security Agreement”), in substantially the form set forth in Exhibit C hereto.

(e) At the Closing, subject to the terms and conditions of this Agreement,

(i) Seller shall transfer all of the Shares owned by Seller to the Buyer by delivering to the Buyer the certificates therefor, with all necessary endorsements and assurances in order to permit immediate registration of the transfer thereof on the books of the Company, free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable securities Law), accompanied by duly executed stock powers, in form and substance reasonably satisfactory to the Buyer, and

(ii) against receipt of the Shares, the Buyer shall issue, deliver, and pay, as applicable, the Securities Consideration, the Promissory Note Consideration, and the Cash Consideration as follows: (A) an aggregate of 50,000 shares of LiveDeal Stock to Seller, duly registered in the name of Seller (with delivery of the certificate(s) representing the Securities Consideration to be delivered within 30 days of the Closing); (B) the Note (as described above); and (C) Cash Consideration of $1,100,000 shall be paid to the Seller, by wire transfers of immediately available funds to bank accounts designated by the Seller on the Signature Page hereto.

(f) Following the Closing, Seller agrees to remain personal guarantor on the line of credit agreement with Cathay Bank until the earlier of (a) the date on which such line of credit is paid off and closed or (b) February 28, 2015. Buyer shall repay and close said credit line no later than February 28, 2015, if required to remove Seller’s personal guarantee.

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2.3 Closing. Buyer had until and through August 22, 2014 in which to conduct due diligence (the "Due Diligence Period"). Seller provided Buyer with all documents and information concerning the Business and the Assets as Buyer requested, including without limitation all ledgers and financial statements, income documentation, sales history, sales tax records, client records, client and prospective client lists, employee salaries and benefits, and all other pertinent documents, in each case, to the extent requested throughout the Due Diligence Period by Buyer to objectively evaluate the Business. Following such Due Diligence Period, the closing of the Transactions (the “Closing”) to be performed on the Closing Date will take place remotely via the exchange of documents and signatures as the Buyer and the Seller may mutually determine (the “Closing Date”). The sale, assignment, transfer and conveyance to the Buyer of the Shares will be deemed effective as 12:01 a.m. on the Closing Date.

2.4 Purchase Price Allocation. The consideration payable by the Buyer to the Seller pursuant to this Agreement shall be allocated as set forth in Schedule 2.4 annexed hereto. The Buyer and the Seller agree that such allocation will be binding on all parties for federal, state and local income tax purposes in connection with the transactions contemplated hereby, and will be consistently reflected by each party on its respective income Tax Returns. Neither Party shall be liable to the other party under this Agreement or otherwise if Losses are suffered as a result of such allocation set forth in Schedule 2.4 not being accepted and another allocation method being imposed. The Buyer and the Seller agree to prepare and to file in a timely manner all applicable Internal Revenue Service forms, and other required Tax Returns and governmental forms, to cooperate with each other in the preparation of such Tax Returns and forms, and to furnish each other with a copy of such Tax Returns and forms prepared in draft, within a reasonable period prior to the filing due date thereof.

2.5 Tax Withholding. Notwithstanding anything to the contrary in this Article II, to the extent required by the Code or applicable Law, the Buyer shall be permitted to deduct and withhold for taxes any required amounts from the Purchase Price (or any portion thereof), as reasonably determined by the Buyer. Any tax amounts so deducted or withheld shall be treated as if paid to the Party for whom the tax deduction or withholding was required.

Article III
REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER

The Seller represents and warrants to the Buyer that the following representations are true and complete as of the Closing Date:

3.1 Authority. Seller has full power, authority and legal capacity to execute and deliver the Transaction Documents to which Seller is a party and to perform the Seller’s obligations thereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against Seller in accordance with the terms of this Agreement. Upon the execution and delivery by Seller of each Transaction Document to which Seller is a party, such Transaction Document will constitute the valid and legally binding obligation of Seller enforceable against Seller in accordance with the terms of such Transaction Document.

3.2 Share Ownership. Seller owns of record and beneficially the number of Shares set forth next to Seller’s name on the Signature Page hereto, free and clear of any Encumbrance or restriction on transfer (other than any restriction under any securities Law). Seller is not a party to (a) any option, warrant, purchase right, right of first refusal, call, put or other Contract (other than this Agreement) that could require Seller to sell, transfer or otherwise dispose of any Shares or (b) any voting trust, proxy or other Contract relating to the voting of any Shares. At the Closing, Seller will have duly transferred to the Buyer all of Seller’s Shares, free and clear of any Encumbrance, and such shares constitute 100% of the issued and outstanding stock of the Company.

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3.3 No Conflicts. Neither the execution and delivery of this Agreement nor the performance of the Transactions will, directly or indirectly, with or without notice or lapse of time: (a) violate any Law to which Seller, or any of Seller’s Shares, is subject; (b) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which Seller is a party or by which Seller is bound or to which any of Seller’s Shares is subject or the performance of which is guaranteed by Seller; or (c) result in the imposition of any Encumbrance on any of Seller’s Shares. Seller need not notify, make any filing with, or obtain any Consent of, any Person in order to perform the Transactions.

3.4 Litigation. There is no Proceeding pending or, to Seller’s Knowledge, threatened or anticipated against Seller relating to or affecting the Transactions.

3.5 No Brokers’ Fees. Seller has no Liability for any fee, commission or payment to any broker, finder or agent with respect to the Transactions for which the Buyer or the Company could be liable.

3.6 Securities Law.

(a) Seller acknowledges that the offer and sale of the Securities Consideration is intended to be exempt from registration under the Securities Act and all applicable state securities Law.

(b) Seller: (i) has been furnished with a copy of Buyer’s Form 10-K most recently filed with the SEC and all reports or documents required to be filed thereafter with the SEC pursuant to the Securities Exchange Act of 1934, as amended; (ii) has been provided copies of all other reasonably requested material information regarding Buyer; and (iii) has been afforded an opportunity to ask questions of, and receive answers from, management of Buyer in connection with the Securities Consideration. Seller has not been furnished with any oral or written representation in connection with the purchase of the Securities Consideration by or on behalf of Buyer that Seller has relied on that is not contained in this Agreement.

(c) Seller: (i) is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act; (ii) has obtained, in its judgment, sufficient information to evaluate the merits and risks of the purchase of the Securities Consideration; (iii) has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks associated with such purchase of the Securities Consideration and to make an informed investment decision with respect thereto; and (iv) has consulted with its own advisors with respect to the purchase of the Securities Consideration.

(d) The Securities Consideration is being acquired for Seller’s own account for investment and not for the benefit or account of any other Person and not with a view to, or in connection with, any resale or distribution thereof unless the shares of such Securities Consideration are subsequently registered under the Securities Act and under the applicable securities Law of such states or an exemption from such registration is otherwise available. Seller fully understands and agrees that it may have to bear the economic risk of the investment in the Securities Consideration for an indefinite period of time because, among other reasons, such Securities Consideration has not been registered under the Securities Act or under the securities Law of any states, and, therefore, the shares of such Securities Consideration are “restricted securities” and cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities Law of such states or an exemption from such registration is otherwise available. Seller understands that Buyer is not under any obligation to register such Securities Consideration on Seller’s behalf or to assist Seller in complying with any exemption from registration under the Securities Act or applicable state securities Law. Seller understands that unless the shares of such Securities Consideration are eligible for sale pursuant to Rule 144(d), Buyer may require, as a condition to registering the transfer of such Securities Consideration, an opinion of counsel satisfactory to Buyer to the effect that such transfer does not violate such registration requirements.

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Article IV
REPRESENTATIONS AND WARRANTIES
REGARDING THE COMPANY

The Seller and the Company, jointly and severally, represent and warrant to the Buyer as follows:

4.1 Organization, Qualification and Corporate Power. Schedule 4.1 sets forth the Company’s jurisdiction of incorporation, the other jurisdictions in which it is qualified to do business, and its directors and officers. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business and is in good standing under the laws of its jurisdiction of organization and the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority to conduct the businesses in which it is engaged, to own and use the properties and assets that it purports to own or use and to perform its obligations. The Company does not currently maintain, nor has at any time in the past maintained, employees or assets of any kind in any jurisdiction outside of the United States. The Company has delivered to the Buyer correct and complete copies of the Organizational Documents of the Company. The Company is not in violation of any of its Organizational Documents. The minute books, the stock certificate books and the stock ledger of the Company, in each case as delivered or made available to the Buyer, are correct and complete. The Company has not, within the last five years, (i) used any trade names or assumed names other than the trade names or assumed names set forth on Schedule 4.1 or (ii) operated any business other than the Business, other than operating the remote control toy store under the name of Xenon Project.

4.2 Capitalization. The entire authorized capital stock of the Company consists solely of 1,500 shares of voting common stock, of which 1,500 shares of voting common stock are outstanding and all such outstanding shares are owned of record and beneficially by the Seller. All of the outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable. There are no outstanding securities convertible or exchangeable into capital stock of the Company or any options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of the Company. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. The Company has not violated any securities Law in connection with the offer, sale or issuance of any of its capital stock or other equity or debt securities. There are no voting trusts, proxies or other Contracts relating to the voting of the capital stock of the Company. The Company does not control or own, directly or indirectly, any equity or profits interests in any Person or have the power, directly or indirectly, to elect any Persons to the board of directors or comparable governing body of any other Person.

4.3 Authority. The Company has full corporate power and authority to execute and deliver this Agreement and each Transaction Document to which the Company is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party have been duly authorized by the board of directors of the Company. This Agreement and each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with the terms thereof. Upon the execution and delivery by the Company of each Transaction Document to which the Company is a party, such Transaction Document will constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with the terms of such Transaction Document.

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4.4 No Conflicts. Neither the execution and delivery of this Agreement nor the performance of the Transactions will, directly or indirectly, with or without notice or lapse of time: (a) violate any Law to which the Company or any asset owned or used by the Company is subject; (b) violate any Permit held by the Company or give any Governmental Body the right to terminate, revoke, suspend or modify any Permit held by the Company; (c) violate any Organizational Document of the Company; (d) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Material Contract; (e) cause the Buyer or the Company to have any Liability for any Tax; or (f) result in the imposition of any Encumbrance upon any asset owned or used by the Company. The Company does not need to notify, make any filing with, or obtain any Consent of any Person in order to perform the Transactions.

4.5 Financial Statements.

(a) Attached to Schedule 4.5 are the following financial statements (collectively, the ”Financial Statements”): (i) unaudited balance sheets of the Company as of December 31 for each of the years 2012 to 2013, and statements of income, changes in stockholders’ equity, and cash flow for each of the fiscal years then ended; and (ii) an unaudited, consolidated balance sheet (the “Interim Balance Sheet”) of the Company as of June 30, 2014, and statements of income, changes in stockholders’ equity, and cash flow for the 3-month period then ended. The Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Company as of and for their respective dates and periods covered thereby; provided, however, that the interim financial statements described in clause (ii) above are subject to normal, recurring year-end adjustments (which will not be, individually or in the aggregate, materially adverse) and lack notes (which, if presented, would not differ materially from the notes accompanying the Balance Sheet).

(b) The Company’s books and records (including all financial records, business records, customer lists, and records pertaining to products or services delivered to customers) (i) are complete and correct in all material respects and all transactions to which it is or has been a party are accurately reflected therein in all material respects on an accrual basis, (ii) reflect all discounts, returns and allowances granted by it with respect to the periods covered thereby, (iii) have been maintained in accordance with customary and commercially reasonable business practices in its industry, (iv) form the basis for the Financial Statements with respect to the Company and (v) reflect in all material respects the assets, liabilities, financial position, results of operations and cash flows of it on an accrual basis. All computer-generated reports and other computer output included in its books and records are complete and correct in all material respects and were prepared in accordance with commercially reasonable business practices based upon accurate data. The Company’s management information systems are adequate for the preservation of relevant information and the preparation of accurate reports.

(c) There are no events of fraud, whether or not material, that involve management or other employees of the Company who have a significant role in the Company’s financial reporting and/or relate to the Business.

4.6 Absence of Certain Changes. Since June 30, 2014 (the “Interim Date”), there has not been any Material Adverse Effect and no event has occurred or circumstance exists that reasonably could result in any such Material Adverse Effect. Since the Interim Date, the Company has:

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(a) not sold, leased, transferred or assigned any asset, other than for fair consideration in the Ordinary Course of Business or made any distributions of any assets (cash or otherwise) to any of its Affiliates;

(b) not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than the sale or transfer of inventory or immaterial assets for fair consideration in the Ordinary Course of Business;

(c) not experienced any material damage, destruction or loss other than ordinary wear and tear (whether or not covered by insurance) to its property or assets in excess of $5,000 in the aggregate;

(d) not entered into any Contract (or series of reasonably related Contracts, each of which materially relates to the underlying transaction as a whole) involving more than $5,000 or that cannot be terminated without penalty on less than six months’ notice, with the exception of inventory purchase orders;

(e) not accelerated, terminated, modified or cancelled any Contract or Permit (or series of reasonably related Contracts or Permits) involving more than $5,000 annually to which the Company is a party or by which it or its assets is bound, and the Company has not received notice that any other party to such a Contract or Permit (or series of reasonably related Contracts or Permits) has accelerated, terminated, modified or cancelled the same;

(f) not had an Encumbrance (other than Permitted Encumbrances) imposed upon it or any of its assets;

(g) not (i) made any capital expenditure (or series of related capital expenditures) either involving more than $5,000, except for certain software development expenditures, or outside the Ordinary Course of Business (ii) failed to make any scheduled capital expenditures or investments when due, or (iii) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or acquisitions) involving more than $5,000;

(h) not delayed or postponed the payment of accounts payable and other Liabilities, accelerated the collection of accounts receivable, in either case outside the Ordinary Course of Business, or altered any accounting method or practice;

(i) not issued, created, incurred or assumed any Indebtedness (or series of related Indebtedness) involving more than $5,000 in the aggregate or delayed or postponed the payment of accounts payable or other Liabilities beyond the original due date (other than in connection with that certain Business Loan Agreement, dated as of November 12, 2013, by and between the Company and Cathay Bank);

(j) not canceled, compromised, waived or released any right or claim (or series of related rights or claims) or any Indebtedness (or series of related Indebtedness) owed to it, in any case involving more than $5,000;

(k) not issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to acquire (including upon conversion, exchange or exercise) any of its capital stock or declared, set aside, made or paid any dividend or distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock or amended any of its Organizational Documents;

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(l) not (i) conducted the Business outside the Ordinary Course of Business, (ii) made any loan to, or entered into any other transaction with, any of its directors, officers or employees on terms that would not have resulted from an arms-length transaction, (iii) entered into any employment Contract or modified the terms of any existing employment Contract, (iv) granted any increase in the compensation of any of its directors, officers or employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or (v) adopted, amended, modified or terminated any Employee Benefit Plan or other Contract for the benefit of any of its directors, officers or employees;

(m) except in connection with Super Nova LLC's pending tax election modification, not made, rescinded or changed any Tax election, changed any Tax accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any closing agreement, settled any Tax claim, assessment or Liability, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or taken any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(n) not had any Proceeding commenced nor, to the Company’s Knowledge, threatened or anticipated relating to or affecting the Company, the Business or any asset owned or used by it;

(o) not suffered (i) any loss of any material customer, distribution channel, sales location or source of supply of raw materials, inventory, utilities or contract services or the receipt of any notice that such a loss may be pending, or (ii) any occurrence, event or incident related to the Company outside of the Ordinary Course of Business;

(p) not estimated or recorded any Contract Loss in any single instance of more than $5,000 or any Contract Losses in the aggregate of more than $20,000;

(q) not entered into any capital or operating leases, except for that certain office lease by and between the Company and 600 Date Avenue Partnership, dated as of June 1, 2014;

(r) not obtained or sought to obtain any Permit, other than Permits obtained or sought in connection with the new building leased pursuant to the office lease referenced in clause (q) of this Section 4.6; or

(s) not agreed or committed to any of the foregoing.

4.7 No Undisclosed Liabilities. The Company has not incurred any Liability (and no basis exists for any Liability), except for (a) Liabilities to the extent reflected or reserved against on the Interim Balance Sheet, (b) current Liabilities incurred in the Ordinary Course of Business since the Interim Date (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Law) and (c) Liabilities that are not required to be reflected in the Company’s Financial Statements in accordance with GAAP and are individually or in the aggregate not greater than $5,000.

4.8 Title to and Sufficiency of Assets. The Company has good and marketable title to, or a valid leasehold interest in, the Assets, and specifically including the MEI Software, free and clear of any Encumbrances except for Permitted Encumbrances and except for properties and assets disposed of in the Ordinary Course of Business since the Interim Date. The Assets include (a) all tangible and intangible property and assets necessary for the continued conduct of the Business and the provision of services therewith as of the Closing in the same manner as conducted prior to the Closing and in compliance in all material respects with all applicable Laws, Material Contracts and Permits as of the Closing and (b) all property and assets necessary to have generated the results of operations for the Business reflected in the Financial Statements and to perform under the Material Contracts. The Company further represents and warrants that the Company will retain title to the Assets, and specifically the MEI Software, following the Closing, and irrespective of the employment status of Byron Hsu with the Company.

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4.9 Tangible Personal Property; Condition of Assets. Schedule 4.9 lists all machinery, equipment, parts, tools, fixtures, furniture, office equipment, computer hardware, supplies, motor vehicles, and other items of tangible personal property owned by the Company (the “Tangible Personal Property”) that has a net book value in excess of $5,000 and the net book value of each such item. To the Company’s Knowledge, the buildings, structures, Tangible Personal Property and other tangible assets that are owned or leased by the Company are structurally sound, free from material defects, in good operating condition and repair (normal wear and tear excepted) and suitable for the uses for which they are used in the Business. To the Company’s Knowledge, none of such buildings, structures, Tangible Personal Property or other tangible assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost to such building, plant, structure, Tangible Personal Property or other tangible asset. All of the tangible assets owned or leased by the Company are located on the Real Property (except for those in transit or located temporarily at any worksite for purposes of the conduct of the Business).

4.10 Accounts Receivable; Accounts Payable.

(a) All Accounts Receivable as of the Closing Date represent or will represent valid obligations arising from goods or services actually sold by the Company in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are and will be as of the Closing Date current and collectible in accordance with their terms net of the respective reserves shown on the Balance Sheet, the Interim Balance Sheet and the accounting records of the Company as of the Closing Date, respectively. The foregoing reserves are calculated consistent with past practices. There is no contest, claim, or right to set-off, other than warranty work in the Ordinary Course of Business, under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule 4.10(a) contains a list of all Accounts Receivable as of the June 30, 2014, which list sets forth the aging of such Accounts Receivable. The Parties agree that the Excluded Accounts Receivable shall be the property of Mr. Hsu and not the Company or the Buyer.

(b) All Accounts Payable as of the Closing Date represent or will represent valid obligations arising from purchases or commitments actually made by the Company in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Payable are and will be as of the Closing Date current and payable in accordance with their terms net of the respective reserves shown on the Balance Sheet, the Interim Balance Sheet and the accounting records of the Company as of the Closing Date, respectively. There is no contest, claim, or right to set-off under any Contract with any obligee of an Account Payable relating to the amount or validity of such Account Payable. Schedule 4.10(b) contains a list of all Accounts Payable as of June 30, 2014, which list sets forth the aging of such Accounts Payable. The Parties agree that the Related Notes are the responsibility of the Company following the Closing, and that the Buyer shall provide sufficient funds to the Company to satisfy the Related Notes as set forth in Section 2.2(c) above.

4.11 Relationship with Business Partners, Vendors, Suppliers. As of the date of this Agreement, the Company has maintained positive business relationships consistent with past practices with its business partners, vendors, suppliers, and all others (collectively, the “Business Associates”) necessary for the operation of the Business of the Company. Neither the Company nor the Seller is aware of any pending problems, issues, or concerns with the relationships with any of the Company’s Business Associates.

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4.12 Real Property. The Company does not own, nor has ever owned, any real property. Schedule 4.12 lists all of the real property and interests therein leased, subleased or otherwise occupied or used by the Company (with all easements and other rights appurtenant to such property, the “Real Property”). For each item of Real Property, Schedule 4.12 also lists the lessor, the lessee, the lease term, the lease rate, and the lease, sublease, or other Contract pursuant to which the Company holds a possessory interest in the Real Property and all amendments, renewals, or extensions thereto (each, a “Lease”). Except as set forth on Schedule 4.12, the leasehold interest of the Company with respect to each item of Real Property is free and clear of any Encumbrances, except Permitted Encumbrances. The Company is not is a sublessor of, and has not assigned any lease covering, any item of Real Property. The Real Property constitutes all interests in real property currently used in connection with the Business necessary to conduct the Business in the Ordinary Course of Business. Leasing commissions or other brokerage fees due from or payable by the Company with respect to any Lease have been paid in full.

4.13 Contracts.

(a) Schedule 4.13 lists the following Contracts to which the Company is a party or by which the Company is bound or to which any asset of the Company is subject or under which the Company has any rights or the performance of which is guaranteed by the Company or under which the Company is conducting any of the Business (collectively, with the Leases, Licenses and Insurance Policies, the “Material Contracts”): (i) each Contract (or series of related Contracts) that involves delivery or receipt of products or inventory of an amount or value in excess of $10,000 or that involves expenditures or receipts in excess of $10,000; (ii) each Contract (or series of related Contracts) that involves delivery or receipt of services (other than with respect to products or inventory) of an amount or value in excess of $10,000 or that involves expenditures or receipts in excess of $10,000; (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property, including each Lease and License; (iv) each licensing agreement or other Contract with respect to intellectual property of any third party, including any agreement with any current or former employee, consultant or contractor regarding the appropriation or non-disclosure of any Intellectual Property or intellectual property of any third party; (v) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees; (vi) each joint venture, partnership or Contract involving a sharing of profits, losses, costs or Liabilities with any other Person; (vii) each Contract containing any covenant that purports to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person; (viii) each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods; (ix) each power of attorney; (x) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential, incidental or punitive damages; (xi) each Contract (or series of related Contracts) for capital expenditures in excess of $10,000; (xii) each written warranty, guaranty or other similar undertaking with respect to contractual performance other than in the Ordinary Course of Business; (xiii) each Contract for Indebtedness; (xiv) each employment or consulting Contract; (xv) each Contract to which the Seller or any Related Person of the Seller or of the Company is a party or otherwise has any rights, obligations or interests; and (xvi) each Contract not terminable without penalty on less than six months’ notice.

(b) The Company has delivered to the Buyer a correct and complete copy of each written Material Contract and a written summary setting forth the terms and conditions of each other Material Contract. Each Material Contract, with respect to the Company, is legal, valid, binding, enforceable, in full force and effect and will continue to be so on identical terms as of the Closing Date. Each Material Contract, with respect to the other parties to such Material Contract, to the Company’s Knowledge, is legal, valid, binding, enforceable, in full force and effect and will continue to be so on identical terms as of the Closing Date. To the Company's Knowledge, the Company is not aware of any breach or default, and is not aware of any event that has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under any Material Contract. To the Company's Knowledge and to the Seller's Knowledge, no other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under any Material Contract. No party to any Material Contract has notified the Company that it has repudiated any provision of any Material Contract.

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(c) There is no Contract to which the Company is a party and performing work as a subcontractor for a prime contractor (a “Subcontract”), which incorporates terms or conditions from the related Contract between the prime contractor and the other Person party thereto (the “Prime Contract”), where the terms and conditions incorporated into the Subcontract from the Prime Contract (i) impose material obligations on the Company not expressly delineated in the Subcontract (e.g., cannot incorporate by reference to the Prime Contract) or (ii) require the Company to perform in a manner inconsistent with, or above and beyond, the terms of Material Contracts (which are not Subcontracts) previously provided to the Buyer.

4.14 Intellectual Property.

(a) Except as set forth on Schedule 4.14, the Company is the sole and exclusive legal and beneficial, and, as to registered Intellectual Property, record, owner of all right, title and interest in and to the Intellectual Property, and has the valid right to use all other intellectual property of any third party used in or necessary for the conduct of the Company’s current business or operations, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Without limiting the generality of the foregoing, the Company has entered, or will enter, prior to Closing, into binding, written agreements with every current and former employee of the Company, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Intellectual Property; and (ii) acknowledge the Company’s exclusive ownership of all Intellectual Property. Each item of Intellectual Property or intellectual property of any third party owned, licensed or used by the Company immediately prior to the Closing is set forth on Schedule 4.14. Each item of Intellectual Property or intellectual property of any third party owned, licensed or used by the Company is valid and enforceable and otherwise fully complies with all Laws applicable to the enforceability thereof. Schedule 4.14 identifies each item of intellectual property of any third party that any Person other than the Company owns and that the Company uses pursuant to license, agreement or permission (a “License”). With respect to each item of Intellectual Property or intellectual property of any third party required to be identified in Schedule 4.14: (i) such item is not subject to any Order; (ii) no action is pending or, to the Company’s Knowledge, is threatened or anticipated that challenges the legality, validity or enforceability of such item; and (iii) the Company has not granted any sublicense or similar right with respect to the License relating to such item.

(b) The conduct of the Company’s business as currently and formerly conducted, and the products, processes and services of the Company, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, dilute, misappropriate or otherwise violate the intellectual property or other rights of any Person. No Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any intellectual property of any third party. There are no Proceedings (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the intellectual property of any Person by the Company; (ii) challenging the validity, enforceability, registrability or ownership of any intellectual property or the Company’s rights with respect to any intellectual property of any third party; or (iii) by the Company or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Intellectual Property. The Company is not subject to any outstanding or prospective Order (including any motion or petition therefor) that does or would restrict or impair the use of any Company Intellectual Property.

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(c) The Company has taken all commercially reasonable actions to maintain and protect all of the Intellectual Property as of the Closing Date so as not to adversely affect the validity or enforceability thereof. The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use or hold for use any Intellectual Property or intellectual property of any third party as owned, used or held for use in the conduct of the Company’s business or operations as currently conducted.

4.15 Tax.

(a) The Company has timely filed with the appropriate Governmental Body all Tax Returns that the Company was required to have filed. All Tax Returns filed by the Company are true, correct and complete in all respects. All Taxes owed (or required to be remitted) by the Company (whether or not shown or required to be shown on any Tax Return) have been timely paid to the appropriate Governmental Body.

(b) No claim has been made by any Governmental Body in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to the payment, collection or remittance of any Tax of that jurisdiction or is otherwise subject to taxation by that jurisdiction. To the Company's Knowledge, there are no Encumbrances on any of the assets of the Company that arose in connection with, or otherwise relate to, any failure (or alleged failure) to pay any Tax. Schedule 4.15 (i) contains a list of all states, territories and other jurisdictions (whether domestic or foreign) in which the Company has filed a Tax Return at any time during the six-year period ending on the date hereof, (ii) identifies those Tax Returns that have been audited, (iii) identifies those Tax Returns that currently are the subject of audit, (iv) lists all Tax rulings and similar determinations requested or received by the Company or Seller, (v) identifies those Tax Returns that are due to be filed within 90 days after the date hereof and (vi) contains a complete and accurate description of all material Tax elections that were made by or on behalf of the Company. The Company has delivered or made available to the Buyer true, correct and complete copies of all Tax Returns filed by, and all examination reports, and statements of deficiencies assessed against or agreed to by, the Company during the six-year period ending on the date hereof.

(c) The Company (i) has never been a member of an Affiliated Group filing a consolidated federal income tax return (other than a group the common parent of which was the Company), (ii) has never been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company owe any amount under any such agreement, (iii) does not have any liability for Taxes of any person under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law, and including any arrangement for group relief within a jurisdiction or similar arrangement), as a transferee or successor, by contract, or otherwise, and (iv) has never been a party to any joint venture, partnership or other agreement or arrangement that could be treated as a partnership for Tax purposes.

(d) The Company has never constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for a tax-free treatment under Code Section 355.

(e) To the Company's Knowledge, the Company has withheld or collected, and timely paid to the appropriate Governmental Body, all Taxes required to have been withheld or collected and remitted, and complied with all information reporting and back-up withholding requirements, and has maintained all required records with respect thereto, in connection with amounts paid or owing to any employee, customer, creditor, stockholder, independent contractor, or other third party.

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(f) To the Company's Knowledge, there is no basis for any Governmental Body to, and neither Seller nor any director or officer (or employee responsible for Tax matters) of the Company expects any Governmental Body to, assess any additional Taxes for any period. There is no dispute or claim concerning any Liability for Taxes paid, collected or remitted (or to be paid, collected or permitted) by the Company either (vii) claimed or raised by any Governmental Body in writing or (viii) as to which any of the Seller or Company has Knowledge. The Company has not waived any statute or period of limitations with respect to any Tax or agreed, or been requested by any Governmental Body to agree, to any extension of time with respect to any Tax. No extension of time within which to file any Tax Return of the Company has been requested, granted or currently is in effect.

(g) The unpaid Taxes of the Company (ix) did not, as of the Interim Date, exceed the reserve for Liability for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Statement (rather than in any notes thereto) and (x) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. Since the Interim Date, the Company has not incurred any Liability for Taxes outside the ordinary course of business.

(h) The Company has not, directly or indirectly, participated in any transaction (including, the transactions contemplated by this Agreement) that would constitute (xi) a “reportable transaction” or “listed transaction” as defined in Treasury Regulation Section 1.6011-4 or (xii) a “tax shelter” as defined in Code Section 6111 and the Treasury Regulations thereunder.

(i) The Company will not be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date, including as a result of: (i) a “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; (ii) change in method of accounting under Code Section 481(c); (iii) deferred intercompany gain or excess loss account under Treasury Regulations under Code Section 1502; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(j) Schedule 4.15 lists each agreement, contract, plan or other arrangement (whether or not written and whether or not an Employee Benefit Plan) to which the Company is a party that is a “nonqualified deferred compensation plan” within the meaning of Code Section 409A and the Treasury Regulations thereunder. Each such nonqualified deferred compensation plan (i) complies, and is operated and administered in accordance, with the requirements of Code Section 409A, the Treasury Regulations thereunder and any other IRS guidance issued thereunder and (ii) has been operated and administered in good faith compliance with Code Section 409A from the period beginning on the adoption of such nonqualified deferred compensation plan.

4.16 Legal Compliance.

(a) The Company is, and since January 1, 2012, has been, in compliance in all material respects with all applicable Laws and Permits. No Proceeding is pending, nor since January 1, 2012, has been filed or commenced, against the Company alleging any failure to comply with any applicable Law or Permit. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company of any Law or Permit. The Company has not received any notice or other communication from any Person regarding any actual, alleged or potential violation by the Company of any Law or Permit or any cancellation, termination or failure to renew any Permit held by the Company.

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(b) Schedule 4.16 contains a complete and accurate list of each Permit held by the Company that is material to the Business or that otherwise is material to the Business or any asset owned or leased by the Company and states whether each such Permit is transferable. Each Permit listed or required to be listed on Schedule 4.16 is valid and in full force and effect. Each Permit listed or required to be listed on Schedule 4.16 is renewable for no more than a nominal fee and, to the Company’s Knowledge, there is no reason why such Permit will not be renewed. The Permits listed on Schedule 4.16 constitute all of the Permits necessary to allow the Company to lawfully conduct and operate the Business as currently conducted and operated and to own and use its assets as currently owned and used.

4.17 Litigation. There is no Proceeding pending or, to the Company’s Knowledge, threatened or anticipated relating to or affecting (a) the Company or the Business or any asset owned or used by the Company or (b) the Transactions. To the Company’s Knowledge, no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding in which the anticipated liability exposure would be expected to exceed $10,000. There is no outstanding Order to which the Company or any asset owned or used by it is subject. Schedule 4.17 lists all Proceedings pending at any time since January 1, 2012, in which the Company has been named as a defendant (whether directly, by counterclaim or as a third-party defendant) and all Proceedings pending at any time since January 1, 2012, in which the Company has been a plaintiff. Schedule 4.17 lists all Orders in effect at any time since January 1, 2012, to which the Company has been subject or any asset owned or used by the Company is subject.

4.18 Service Warranties. Each service provided by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties. The Company has not had any Liability (and there is no basis for any present or future Proceeding against the Company that could give rise to any Liability) for replacement or repair or other damages in connection therewith. Schedule 4.18 lists (i) all Contracts which contain warranties extended beyond 12 months, (ii) all warranty claims made against the Company in excess of $10,000 since January 1, 2012 and (iii) any guaranty, warranty or indemnity provided by the Company not consistent with past practice or that could reasonably have a claim in excess of $10,000. The Company has not had any Liability (and there is no basis for any present or future Proceeding against the Company that could give rise to any Liability) arising out of any injury to any individual or property as a result of any service provided by the Company.

4.19 Environmental. To the Company's Knowledge, the Company has complied and is in compliance with all Environmental Laws. No Permits are required pursuant to any Environmental Law for the occupation of the facilities or operation of the business of the Company. The Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of any Environmental Law, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to it or its facilities arising under any Environmental Law.

4.20 Employees.

(a) With respect to each employee and independent contractor of the Company, Schedule 4.20(a) sets forth the name, job title, current rate of direct compensation, date of commencement of employment or engagement, and, as to employees, sick and vacation leave (both number of days and USD equivalent) that is accrued and unused. The Active Employees are employed by the Company and constitute those Persons necessary to run the Business at Closing. No Active Employee has provided oral or written notice of any plans to terminate employment with its employer.

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(b) There are no pending, or to the Company’s Knowledge, threatened, Proceedings with respect to the Company under any Laws relating to or arising out of any employment relationship with its employees. The Company is not subject to any settlement or consent decree with any present or former employee, labor union or Governmental Body relating to claims of discrimination, wrongful practices or other claims in respect of employment practices and policies.

(c) The Company is, and since January 1, 2012 has been, in compliance in all material respects with all Laws relating to the employment of labor, including Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, payroll documents, equal opportunity, immigration compliance, occupational health and safety, termination or discharge, plant closing and mass layoff requirements, affirmative action, workers’ compensation, disability, unemployment compensation, whistleblower laws, collective bargaining, the payment of all applicable Taxes including the full payment of all required social security contributions and other required withholdings.

(d) All employees and former employees of the Company have been, or will have been on or before the Closing Date, paid in full for, or the Company shall have properly accrued for, all wages, salaries, commissions, bonuses, vacation pay, severance and termination pay, sick pay, and other compensation for all services performed by them or that was accrued by them up to the Closing, payable in accordance with the obligations of the Company under any employment or labor practices and policies, or any collective bargaining agreement or individual agreement to which the Company is a party, or by which the Company may be bound.

(e) To the Company’s Knowledge, no employee, officer or director of the Company is a party to or bound by any agreement that (xiii) could adversely affect the performance of his or her duties as an employee, officer or director other than for the benefit of the Company, (xiv) could adversely affect the ability of the Company to conduct its businesses, (xv) restricts or limits in any way the scope or type of work in which he or she may be engaged other than for the benefit of the Company or (xvi) requires him or her to transfer, assign or disclose information concerning his or her work to anyone other than the Company.

4.21 Employee Benefits.

(a) Schedule 4.21 identifies each Company Benefit Plan.

(b) The Company does not have any ERISA Affiliate with respect to any of the Company Benefit Plans.

(c) True, correct and complete copies of each of the Company Benefit Plans, and related trusts, if applicable, including all amendments thereto, have been delivered or made available to the Buyer. There has also been delivered or made available to the Buyer, with respect to each Company Benefit Plan and to the extent applicable: (i) the three most recent annual or other reports filed with each Governmental Body with respect to each such plan, including all applicable schedules and audited financial statements attached thereto; (ii) each insurance contract and other funding agreement, and all amendments thereto; (iii) the most recent summary plan description and any summaries of material modifications thereto, as well as the most recent notices to participants and beneficiaries required by applicable Laws; (iv) the most recent audited financial statements or accounts and actuarial report or valuation required to be prepared under applicable Laws; (v) the most recent determination letter or opinion letter issued by the IRS; and (vi) all other contracts that are material to the Company Benefit Plan.

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(d) The Company does not contribute to or have any obligation to contribute to, and no Company Benefit Plan is, a plan subject to Title IV of ERISA, ERISA Section 302 or Code Section 412. No Company Benefit Plan is funded through a trust that is intended to be exempt from federal income taxation pursuant to Code Section 501(c)(9), and each Company Benefit Plan that is an employee welfare benefit plan under ERISA Section 3(1) either (i) is funded through an insurance policy or contract and is not a “welfare benefit fund” within the meaning of Code Section 419, or (ii) is unfunded. The Company is not a party to any split dollar life insurance policy or arrangement, and except as set forth on Schedule 4.21, no Company Benefit Plan providing vacation or paid time off provides for carryover of vacation or paid time off from one calendar year to the next.

(e) The Company has substantially performed in all material respects all obligations, whether arising by operation of any applicable Laws or by contract, required to be performed by it in connection with the Company Benefit Plans, and there have been no defaults or violations by any other party to the Company Benefit Plans. All contributions required to be made by the Company to the Company Benefit Plans pursuant to their terms and provisions or pursuant to applicable Laws have been made timely. The Company has not incurred, and no facts exist which reasonably would be expected to result in, any liability (direct or indirect by virtue of indemnification or otherwise) to the Company with respect to any Company Benefit Plan, including any liability, tax, penalty or fee under ERISA, the Code or any applicable Laws (other than to pay premiums, contributions or benefits in the ordinary course).

(f) Except as otherwise set forth on Schedule 4.21:

(i) each Company Benefit Plan has been established, documented, administered and operated in compliance in all material respects with applicable Laws and its governing documents;

(ii) all reports and disclosures relating to the Company Benefit Plans required to be filed with or furnished to Governmental Bodies, Company Benefit Plan participants or Company Benefit Plan beneficiaries have been filed or furnished in substantial compliance with applicable Laws in a timely manner;

(iii) each of the Company Benefit Plans intended to be qualified under Code Section 401(a) (A) satisfies in all material respects the requirements of such Code section, (B) is maintained in all material respects pursuant to a prototype document approved by the IRS, or has received a favorable determination letter from the IRS regarding such qualified status, (C) has been timely amended in all material respects as required by applicable Laws, (D) has not been amended or operated in a way which would adversely affect such qualified status and (E) has not experienced a termination or partial termination of the plan within the meaning of Code Section 411(d)(3);

(iv) there are no Proceedings pending (other than routine claims for benefits) or, to the Company’s Knowledge, threatened against, or with respect to, any of the Company Benefit Plans or their assets;

(v) no act, omission or transaction has occurred which would result in imposition on the Company of (A) breach of fiduciary duty liability damages under ERISA Section 409, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of ERISA Section 502 or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

(vi) there is no matter pending (other than routine qualification determination filings) with respect to any of the Company Benefit Plans before any Governmental Body;

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(vii) except as otherwise provided in this Agreement, the execution and delivery of this Agreement and the consummation of the Transactions will not (A) require the Company to make a larger contribution to, or pay greater amounts or benefits under, any Company Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (B) create or give rise to any additional vested rights, service credits or other benefits or payments under any Company Benefit Plan; and

(viii) no Company Benefit Plan is a “multiple employer plan” within the meaning of Code Section 413(c).

(g) Except as otherwise set forth on Schedule 4.21, in connection with the consummation of the Transactions, no payments of money or property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under the Company Benefit Plans or under any other agreement which, in the aggregate and with respect to the Company, and its employees and other service providers, would be reasonably likely to result in an imposition of sanctions under Code Section 280G and Section 4999, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(h) Each Company Benefit Plan which is an “employee benefit plan,” as such term is defined in ERISA Section 3(3), may be unilaterally amended or terminated in its entirety, in accordance with the terms thereof, without liability except as to benefits accrued thereunder prior to such amendment or termination.

(i) Except to the extent required pursuant to Code Section 4980B(f) and the corresponding provisions of ERISA, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any Person, and the Company is not

(j) contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment.

4.22 Customers and Suppliers.

(a) With respect to each of the three fiscal years most recently completed prior to the date hereof, Schedule 4.22 lists the five largest (by dollar volume) customers of the Company during each such period (showing the dollar volume for each) (the “Major Customers”). No event has occurred and no condition or circumstance exists that would reasonably be expected to materially and adversely affect the relations of the Company with any Major Customer or any supplier. No Major Customer or supplier has notified the Company of plans to terminate or materially alter its business relations with the Business, either as a result of the transactions contemplated by this Agreement or otherwise, or to enter bankruptcy or liquidate.

(b) Except to the extent set forth on Schedule 4.22, the Company is not currently required to provide any bonding or other financial security arrangements in any amount in connection with any on-going jobs, projects or other transactions with any Major Customers or suppliers.

4.23 Transactions with Related Persons. Except as set forth in Schedule 4.23, for the past three years, neither any shareholder, officer, director or employee of the Company nor any Related Person of any of the foregoing has (a) owned any interest in any asset used in the Business, (b) been involved in any business or transaction with the Company or (c) engaged in competition with the Company. Except as set forth in Schedule 4.23, neither any shareholder, officer, director or employee of the Company nor any Related Person of any of the foregoing (i) is a party to any Contract with, or has any claim or right against, the Company or (ii) has any Indebtedness owing to the Company. Except as set forth in Schedule 4.23, the Company has not had (A) any claim or right against any shareholder, officer, director or employee of the Company or any Related Person of any of the foregoing or (B) any Indebtedness owing to any shareholder, officer, director or employee of the Company or any Related Person of any of the foregoing.

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4.24 Indebtedness and Guaranties. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of the Company have been furnished to the Buyer. The Closing Date Debt is listed on Schedule 4.24 and accurately reflects all amounts necessary to discharge the amounts of Indebtedness outstanding immediately prior to the Closing. The Company is not a guarantor or otherwise liable for any Liability (including indebtedness) of any other Person.

4.25 Capital Expenditures. Attached to Schedule 4.25 are (a) a list of the Company’s capital expenditures in excess of $2,000 for its three prior fiscal years and the current fiscal year through the Interim Date and (B) the Company’s budgets for capital expenditures for its current fiscal year and the following fiscal year. Except as set forth on Schedule 4.25, there are no capital expenditures that the Company currently plans to make or anticipates will need to be made during its current fiscal year or the following fiscal year in order to comply with existing Laws or to continue operating the Business following the Closing in the manner currently conducted. The Company has not foregone or otherwise materially altered any planned capital expenditure as a result of the Seller’s decision to enter into the Transactions or otherwise sell or dispose of the Business.

4.26 Insurance. Schedule 4.26 sets forth the following information with respect to each insurance policy (collectively, the “Insurance Policies”) to which the Company is a party, a named insured, covered or otherwise the beneficiary of coverage: the name of the insurer, the policy number, the name of the policyholder, the period of coverage, and the amount of coverage. The Company has delivered to the Buyer true and complete copies of each Insurance Policy and each pending application of the Company for any insurance policy. All premiums relating to the Insurance Policies have been timely paid. Schedule 4.26 describes any self-insurance arrangements affecting the Company. The Company has been covered during the past 4 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period. The Company is in compliance with all premium obligations and to the Company's Knowledge the Company is not in default of any of its obligations relating to insurance created by Law or any Contract to which the Company is a party. The Company has delivered or made available to the Buyer copies of loss runs and outstanding claims as of a recent date with respect to each Insurance Policy.

4.27 No Acceleration of Rights and Benefits. The Company has not made, nor is the Company obligated to make, any payment to any Person in connection with the Transactions or any change of control. No rights or benefits of any Person have been (or will be) accelerated, increased or modified and no Person has the right to receive any payment or remedy (including rescission or liquidated damages), in each case as a result of a change of control or the consummation of the Transactions.

4.28 No Brokers’ Fees. The Company does not have any Liability for any fee, commission or payment to any broker, finder or agent with respect to the Transactions.

4.29 Disclosure. No representation or warranty contained in this Article IV and no statement in any Schedule related thereto contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Company's Knowledge, there is no impending change in the Business or in the Company’s competitors, relations with employees, suppliers or customers, or in any Laws affecting the Business, that (a) has not been disclosed in the Schedules to the representations and warranties in this Article IV and (b) has resulted in or is reasonably likely to result in any breach of any representation or warranty or any Material Adverse Effect. Buyer acknowledges and agrees that in entering into this Agreement (or any Schedule related thereto) it has not relied and is not relying on any representations, warranties, or other statements whatsoever, whether written or oral, by Seller or any Person acting on Seller's behalf, other than those expressly set forth in this Agreement (or any Schedule related thereto) and that it will not have any right or remedy arising out of any representation, warranty or statement not set forth in this Agreement (or any Schedule related thereto).

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Article V
REPRESENTATIONS AND WARRANTIES REGARDING THE BUYER

The Buyer represents and warrants to the Seller as follows:

5.1 Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Buyer has full corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Buyer of each Transaction Document to which the Buyer is a party and the performance by the Buyer of the Transactions have been duly approved by all requisite corporate action of the Buyer. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with the terms of this Agreement. Upon the execution and delivery by the Buyer of each Transaction Document to which the Buyer is a party, such Transaction Document will constitute the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with the terms of such Transaction Document.

5.2 No Conflicts. Neither the execution and delivery of this Agreement nor the performance of the Transactions will, directly or indirectly, with or without notice or lapse of time: (a) violate any Law to which the Buyer is subject; (b) violate any Organizational Document of the Buyer; or (c) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which the Buyer is a party or by which the Buyer is bound or the performance of which is guaranteed by the Buyer. The Buyer is not required to notify, make any filing with, or obtain any Consent of any Person in order to perform the Transactions.

5.3 LiveDeal Stock. The Securities Consideration will be duly authorized and validly issued and, upon the issuance of the Securities Consideration as set forth in Section 2.2(b), will be fully paid, nonassessable and free of preemptive rights. Buyer has filed in a timely manner all forms, reports and documents required to be filed by it with the SEC, all of which have complied as of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, the date of the last such amendment or superseding filing, in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of the forms, reports or documents filed by the Buyer with the SEC, including any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of a registration statement, as of its effective date) or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements filed in connection with reports and documents required to be filed by Buyer with the SEC present fairly the financial condition and results of operations of Buyer and Buyer is not aware of any shortcomings in any forms, reports or documents filed by the Buyer with the SEC, including any financial statements or schedules included or incorporated by reference therein.

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5.4 No Undisclosed Liabilities. The Buyer has not incurred any Liability (and no basis exists for any Liability), except for (a) Liabilities to the extent reflected or reserved against on Buyer's last balance sheet filed with the SEC and publicly available, and (b) current Liabilities incurred in the Ordinary Course of Business since the Buyer's last financial statements filed with the SEC and publicly available (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Law).

5.5 Legal Compliance.

(a) The Buyer is, and since Buyer's last financial statements filed with the SEC and publicly available has been, in compliance in all material respects with all applicable Laws and Permits. No Proceeding is pending, nor since such time of Buyer's last financial statements filed and publicly available, has been filed or commenced, against the Buyer alleging any failure to comply with any applicable Law or Permit. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Buyer of any Law or Permit. The Buyer has not received any notice or other communication from any Person regarding any actual, alleged or potential violation by the Buyer of any Law or Permit or any cancellation, termination or failure to renew any Permit held by the Buyer.

5.6 Indebtedness and Guaranties. The Indebtedness of the Buyer existing on the Closing Date is listed on Schedule 5.6 and accurately reflects all amounts necessary to discharge the amounts of Indebtedness outstanding immediately prior to the Closing. Other than as disclosed on Schedule 5.6, the Buyer is not a guarantor or otherwise liable for any Liability (including indebtedness) of any other Person.

5.7 Litigation. There is no Proceeding pending or, to the Knowledge of the Buyer, threatened or anticipated against the Buyer relating to, affecting, or otherwise delaying, interfering or preventing the Transactions or materially impacting the Buyer or the Buyer's financial condition or operations. To the Buyer's Knowledge, no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding in which the anticipated liability exposure would be expected to exceed $100,000. There is no outstanding Order to which the Buyer is subject.

5.8 Absence of Certain Changes. Since June 30, 2014, there has not been any Buyer Material Adverse Effect and no event has occurred or circumstance exists that reasonably could result in any such Material Adverse Effect.

5.9 No Brokers’ Fees. The Buyer has no Liability for any fee, commission or payment to any broker, finder or agent with respect to the Transactions for which the Seller could be liable.

5.10 Investment Intent. The Buyer is acquiring the Shares purchased hereunder for its own account and not with a view to distribution of such Shares in violation of the Securities Act.

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Article VI
CLOSING CONDITIONS

6.1 Conditions to the Buyer’s Obligations. The Buyer’s obligation to perform the Transactions contemplated to be performed on or before the Closing Date is subject to satisfaction, or written waiver by the Buyer, of each of the following conditions:

(a) (i) all of the representations and warranties of the Company and the Seller in this Agreement must have been accurate in all material respects as of the date hereof and must be accurate in all material respects as if made on the Closing Date, except in each case to the extent any such representation or warranty is made as of an earlier specific date, in which case such representation or warranty must have been and must be accurate in all respects as of such date, and (ii) the Company and the Seller must have performed and complied with all of their respective covenants and agreements in this Agreement to be performed prior to or at the Closing.

(b) each of the following documents must have been delivered to the Buyer and dated as of the Closing Date (unless otherwise indicated):

(i) certificates representing all of the Modern Everyday Inc. Shares, free and clear of any Encumbrances, accompanied by duly executed stock powers, in form and substance reasonably satisfactory to the Buyer;

(ii) the minute books, the stock certificate books and the stock ledger of the Company;

(iii) the Employment Agreement, executed by Byron Hsu;

(iv) The Security Agreement, executed by the Company;

(v) a certificate of the secretary of the Company, in form and substance reasonably satisfactory to the Buyer, certifying that with respect to it (A) attached thereto are a true, correct and complete copy of (1) its articles or certificate of incorporation certified as of a recent date by the Secretary of State of its state of incorporation and its bylaws, (2) to the extent applicable, resolutions duly adopted by its board of directors and stockholders authorizing the performance of the Transactions and the execution and delivery of the Transaction Documents to which it is a party and (3) a certificate of existence or good standing as of a recent date of it from its state of incorporation and a certificate of existence or good standing as of a recent date of it from each state in which the failure to be duly qualified would constitute a Material Adverse Effect;

(vi) [intentionally omitted];

(vii) a certificate of Seller’s non-foreign status as set forth in Treasury Regulation Section 1.1445-2(b); and

(viii) such other documents as the Buyer and Seller reasonably agree are necessary for the purpose of (A)  evidencing the accuracy of Seller’s and the Company’s representations and warranties, (B) evidencing Seller’s and the Company’s performance of, and compliance with, any covenant or agreement required to be performed or complied with by Seller and the Company, or (C) evidencing the satisfaction of any condition referred to in this Section 6.1.

(c) there must not be any Proceeding pending or threatened against the Buyer or any of its Affiliates that (i) challenges or seeks damages or other relief in connection with any of the Transactions or (ii) may have the effect of preventing, delaying, making illegal or interfering with any of the Transactions;

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(d) the Board of Directors of the Buyer shall have approved the Transactions;

(e) each of the Company and Seller shall have used commercially reasonable efforts to preserve intact the Business and their relationships with the Company’s employees, customers, agents and all other Persons reasonably related to the Business in a manner consistent with past practices or in the Ordinary Course of Business;

(f) the performance of the Transactions must not, directly or indirectly, with or without notice or lapse of time, violate any Law that has been adopted or issued, or has otherwise become effective, since the date hereof; and

(g) all Indebtedness owed to the Company by Seller or any Related Person of the Seller must have been paid in full by such Person.

6.2 Conditions to the Seller’s Obligations. The Seller’s obligations to perform the Transactions contemplated to be performed on or before the Closing Date are subject to satisfaction, or written waiver by the Seller, of the following conditions:

(a) all of the representations and warranties of the Buyer in this Agreement must have been accurate in all material respects as of the date hereof and must be accurate in all material respects as if made on the Closing Date, and (ii) the Buyer must have performed and complied with all of its covenants and agreements in this Agreement to be performed prior to or at the Closing.

(b) each of the following documents must have been delivered to the Seller:

(i) The Cash Consideration;

(ii) The Note constituting the Promissory Note Consideration;

(iii) The Security Agreement;

(iv) Certificates of LiveDeal Stock representing the Securities Consideration; and

(v) the Employment Agreements, executed by the Company, as applicable; and

(c) the sale of the Shares by the Seller to the Buyer will not violate any Law that has been adopted or issued, or has otherwise become effective, since the date hereof;

(d) Documents for exemption for registration of the Securities Consideration; and

(e) Set forth in Schedule 6.2(e) is a list of all debts, liabilities, and obligations of the Company where Seller has provided a personal guarantee (the “Guaranteed Obligations”) to obtain financing or terms beneficial to the Company. The Parties agree that Seller shall be removed from all personal guarantees on the Guaranteed Obligations within 30 days following Closing. Additionally, the Parties agree that Seller shall be removed from any other personal guarantees within 30 days of notification by Seller to the Company of such personal guarantee by Seller. If said removal requires the payment of funds due to an open debt balance, Buyer shall provide such funds and repay said open debt balance as required to remove Seller’s personal guarantee. Further, the Parties agree that following Closing and until such time as Seller has been removed from all personal guarantees on the Guaranteed Obligations, Buyer shall assume responsibility for such personal guarantees and indemnify Seller for any Losses occurring after Closing as a result of Seller providing personal guarantees on the Guaranteed Obligations.

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Article VII
POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period following the Closing:

7.1 Litigation Support. If any Party is evaluating, pursuing, contesting or defending against any Proceeding in connection with (a) any Transaction or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, then upon the request of such Party each other Party will cooperate with the requesting Party and its counsel in the evaluation, pursuit, contest or defense, make available its personnel, and be available for testimony and provide access to its books and records as may be necessary in connection therewith. The requesting Party will reimburse each other Party for its out-of-pocket expenses related to such cooperation (unless the requesting Party is entitled to indemnification therefor under Section 8.1 without regard to Section 8.4).

7.2 Transition. Seller will not take any affirmative action that is designed or intended to have the effect of discouraging any lessor, lessee, employee, Governmental Body, licensor, licensee, customer, supplier or other business associate of any the Company from maintaining the same relationships with the Company after the Closing as it maintained prior to the Closing.

7.3 Confidentiality. Until February 28, 2020, Seller will, and will cause its Affiliates and Representatives to, maintain the confidentiality of the Confidential Information at all times, and will not, directly or indirectly, use any Confidential Information for its own benefit or for the benefit of any other Person or reveal or disclose any Confidential Information to any Person other than authorized Representatives of the Buyer and the Company, except in connection with this Agreement or with the prior written consent of the Buyer. The covenants in this Section 7.3 will not apply to Confidential Information that (a) is or becomes available to the general public through no breach of this Agreement by a Seller or its Affiliates or Representatives or, to the Knowledge of Seller, breach by any other Person of a duty of confidentiality to the Buyer or (b)  Seller is required to disclose by applicable Law; provided, however, that Seller will notify the Buyer in writing of such required disclosure as much in advance as practicable in the circumstances and cooperate with the Buyer to limit the scope of such disclosure. At any time that the Buyer may request, Seller will, and will cause its Affiliates and Representatives to, turn over or return to the Buyer all Confidential Information in any form (including all copies and reproductions thereof) in its possession or control.

7.4 Employment Agreement; Consulting Agreement. Seller expressly understands, acknowledges, and agrees that his entry into the Employment Agreement with the Buyer, and his continued service with the Company during the term of the Employment Agreement was an integral part of the transaction contemplated by this Agreement. As such, Seller agrees that in the event that he terminates his employment with the Company without Good Reason (as defined in the Employment Agreement pursuant to Section 7.4 of the Employment Agreement), Seller (a) shall be required to return to the Buyer as liquidated damages the Securities Consideration (irrespective of whether such shares have been sold) within ten (10) days of his termination of the Employment Agreement; and (b) shall return to the Company any amounts paid under the Promissory Note Consideration, as required by the Employment Agreement, and forfeit any unpaid principal amount under the Promissory Note Consideration. Seller also understands, acknowledges, and agrees that the Employment Agreement includes a one-year consulting agreement following the term of the Employment Agreement.

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7.5 Ratio. Buyer agrees that the Company shall maintain after the Closing Date until the time that the Note is paid off in full, a ratio at all times of (a) the value of the Company's inventory, cash, and accounts receivable, based on the landed purchase price of such Inventory, to (b) the sum of the amount outstanding on the Note (part of the Promissory Note Consideration) plus the amount outstanding on any debts with priority over the Note (such as the Cathay Bank debt) of at least 1.25; and in the event such ratio is below 1.25 at any time, the Buyer shall within 30 days of receipt of notice of such event occurring, either purchase additional inventory to satisfy the ratio of 1.25, or make a payment on the outstanding principal of the Note in an amount necessary for the preceding ratio to be at least 2.0 after giving effect to such payment.

7.6 Compliance with Laws. The Buyer will remain in compliance in all material respects with all applicable Laws and Permits, including continuing to comply with all securities laws and the SEC's reporting requirements.

7.7 Excluded Accounts Receivable. The Parties agree that the Excluded Accounts Receivable shall be the property of Mr. Hsu and not the Company or the Buyer, and that the receipt of all payments on account of such promissory note shall belong to Mr. Hsu and not to the Company or the Buyer, and to the extent any amounts or payments are received by the Company or the Buyer on account of such promissory note, such amounts or payments shall be held in trust for Mr. Hsu and paid over to Mr. Hsu promptly.

7.8 Payment of Related Notes. The Parties agree that within 15 days of the Closing, Buyer shall cause the Company to repay the Related Notes, and that Seller shall provide information to the Buyer relating to repayment of the Related Notes (including account numbers, wire transfer information, contact information, etc.).

7.9 Removal of Personal Guarantees. The Parties agree that Seller shall be removed from all personal guarantees on the Guaranteed Obligations (as defined above) within 30 days following Closing. Additionally, the Parties agree that Seller shall be removed from any other personal guarantees within 30 days of notification by Seller to the Company of such personal guarantee by Seller.

7.10 Securities Consideration. The Parties agree that Buyer shall deliver to Seller within 30 days of the Closing, the certificate(s) representing the Securities Consideration.

Article VIII
INDEMNIFICATION

8.1 Indemnification by the Seller. After the Closing and subject to the terms and conditions of this Article VIII:

(a) The Seller will indemnify and hold harmless the Buyer, the Company and any Subsidiaries and their respective Affiliates (other than the Seller and the Seller’s Related Persons) and Representatives (other than the Seller) (collectively, “Buyer Indemnitees”) from, and pay and reimburse each Buyer Indemnitee for, all Losses directly or indirectly relating to or arising from: (i) any breach or inaccuracy, or any allegation of any third party that, if true, would be a breach or inaccuracy, of any representation or warranty made by the Seller in Article III; or (ii) any breach of any covenant or agreement of the Seller in this Agreement.

(b) The Seller will indemnify and hold harmless each Buyer Indemnitee from, and pay and reimburse each Buyer Indemnitee for, all Losses, directly or indirectly, relating to or arising from: (i) any breach or inaccuracy, or any allegation of any third party that, if true, would be a breach or inaccuracy, of any representation or warranty made by the Seller, or the Company in this Agreement (other than in Article III); (ii) any breach of any covenant or agreement of the Company in this Agreement; (iii) all Liabilities of, or arising from the conduct of, the Company existing at the Closing, or arising out of events or circumstances occurring prior to the Closing; (iv) any claim by the Seller or any Person claiming through or on behalf of the Seller arising out of or relating to any act or omission by the Buyer or any other Person in reliance upon instructions from or notices given by the Seller; or (v) any matter set forth on Schedule 8.1

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8.2 Indemnification by the Buyer. After the Closing, subject to the terms and conditions of this Article VIII, the Buyer will indemnify and hold harmless the Seller from, and pay and reimburse the Seller for, all Losses, directly or indirectly, relating to or arising from: (a) any breach or inaccuracy, or any allegation of any third party that, if true, would be a breach or inaccuracy, of any representation or warranty made by the Buyer in this Agreement; (b) any breach of any covenant or agreement of the Buyer in this Agreement; or (c) any claim by the Buyer Indemnitees or any Person claiming through or on behalf of the Buyer Indemnitees arising out of or relating to any act or omission by the Seller or any other Person in reliance upon instructions from or notices given by the Buyer or any other Buyer Indemnitees.

8.3 Survival and Time Limitations. All representations, warranties, covenants and agreements of the Buyer, Company and the Seller in this Agreement or any other certificate or document delivered pursuant to this Agreement will survive the Closing. The Seller will have no Liability with respect to any claim for any breach or inaccuracy of any representation or warranty in this Agreement or any other certificate or document delivered pursuant to this Agreement unless the Buyer notifies the Seller of such a claim on or before July 31, 2016; provided, however, that (a) any claim relating to Section 4.19 (environmental) or 4.21 (employee benefits) may be made at any time until June 30, 2018, (b) any claim relating to Section 4.15 (taxes) may be made at any time until the date 45 days after the expiration of the statute or period of limitations (including up to two (2) extensions of such statute or period of limitations) applicable to Third-Party Claims with respect thereto and (c) any claim relating to Article III (the Seller) or Section 4.1 (organization), 4.2 (capitalization), 4.3 (authority), 4.4 (conflicts), 4.7 (no undisclosed liabilities), 4.8 (title to assets), fraud, or any covenant or agreement to be performed or complied with at or after the Closing may be made at any time without any time limitation. The Buyer will have no Liability with respect to any claim for any breach or inaccuracy of any representation or warranty in this Agreement or any other certificate or document delivered pursuant to this Agreement unless the Seller notifies the Buyer of such a claim on or before July 31, 2016; provided, however, that any claim relating to Section 5.3 (LiveDeal stock), fraud, or any covenant or agreement to be performed or complied with at or after the Closing may be made at any time without any time limitation. If the Buyer or the Seller, as applicable, provides proper notice of a claim within the applicable time period set forth above, liability for such claim will continue until such claim is resolved.

8.4 Limitations on Indemnification by the Seller. The Seller will have no Liability with respect to the matters described in Section 8.1(b)(i) until the total of all Losses with respect to such matters exceeds $5,000 (the “Basket”), at which point the Seller will be obligated to indemnify for only Losses exceeding the Basket; provided, however, that any claim relating to Section 4.1 (organization), 4.2 (capitalization), 4.3 (authority), 4.4 (conflicts), 4.15 (taxes), 4.7 (no undisclosed liabilities), 4.8 (title to assets), or 4.28 (brokers) will not be subject to or counted towards the Basket. The Seller’s maximum aggregate Liability with respect to the matters described in Section 8.1(b)(i) will be limited to an amount equal to the total Cash Consideration paid for the transaction (the “Cap”); provided, however, that any claim relating to Section 4.1 (organization), 4.2 (capitalization), 4.3 (authority), 4.4 (conflicts), 4.7 (no undisclosed liabilities), 4.8 (title to assets), 4.14 (intellectual property), 4.15 (taxes), 4.16 (legal compliance), 4.17 (litigation), 4.19 (environmental) or 4.28 (brokers) will not be subject to the Cap. This Section 8.4 will not apply to any fraudulent or intentional breach of any representation or warranty.

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8.5 Claims Against the Company. Following the Closing, Seller may not assert, directly or indirectly, and hereby waive, any claim, whether for indemnification, contribution, subrogation or otherwise, against the Company with respect to any act, omission, condition or event occurring or existing prior to or on the Closing Date or any obligation of the Seller under Section 8.1. Seller agrees not to make, directly or indirectly, and hereby waives, any claim for indemnification against the Company by reason of the fact that Seller was a stockholder, director, officer, employee or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, Losses, expenses or otherwise and whether such claim is pursuant to any Law, Organizational Document, Contract or otherwise) with respect to any Proceeding brought by the Buyer or the Company against the Seller or any Affiliate thereof (whether such Proceeding is pursuant to this Agreement or otherwise).

8.6 Third-Party Claims.

(a) If a third party commences or threatens a Proceeding (a “Third-Party Claim”) against any Person (the “Indemnified Party”) with respect to any matter that the Indemnified Party might make a claim for indemnification against any Party (the “Indemnifying Party”) under this Article VIII, then the Indemnified Party must notify the Indemnifying Party (or the Seller, in the case of the Seller) thereof in writing of the existence of such Third-Party Claim and must deliver copies of any documents served on the Indemnified Party with respect to the Third-Party Claim; provided, however, that any failure to notify the Indemnifying Party or deliver copies will not relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is materially prejudiced by such failure.

(b) Upon receipt of the notice described in Section 8.6(a), the Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party so long as (i) within ten days after receipt of such notice, the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party will, subject to the limitations of Section 8.4, indemnify the Indemnified Party from and against any Losses the Indemnified Party may incur relating to or arising out of the Third-Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (iii) the Indemnifying Party is not a party to the Proceeding or the Indemnified Party has determined in good faith that there would be no conflict of interest or other inappropriate matter associated with joint representation, (iv) the Third-Party Claim does not involve, and is not likely to involve, any claim by any Governmental Body, (v) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (vi) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, (vii) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently and (viii) the Indemnifying Party keeps the Indemnified Party apprised of all developments, including settlement offers, with respect to the Third-Party Claim and permits the Indemnified Party to participate in the defense of the Third-Party Claim.

(c) So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 8.6(b), (i) the Indemnifying Party will not be responsible for any attorneys’ fees incurred by the Indemnified Party regarding the Third-Party Claim (other than attorneys’ fees incurred prior to the Indemnifying Party’s assumption of the defense pursuant to Section 8.6(b)) and (ii) neither the Indemnified Party nor the Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the other party, which consent will not be withheld unreasonably. If the Indemnified Party desires to consent to the entry of judgment with respect to or settle a Third-Party Claim but the Indemnifying Party refuses, then the Indemnifying Party will be responsible for all Losses with respect to such Third-Party Claim, without giving effect to the Basket or the Cap.

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(d) If any condition in Section 8.6(b) is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third-Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically (but no less often than monthly) for the costs of defending against the Third-Party Claim, including attorneys’ fees and expenses, and (iii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may incur relating to or arising out of the Third-Party Claim to the fullest extent provided in this Article VIII.

8.7 Other Indemnification Matters. Any claim for indemnification under this Article VIII must be asserted by providing written notice to the Seller (or the Buyer, in the case of a claim by the Seller) specifying the factual basis of the claim in reasonable detail to the extent then known by the Person asserting the claim. THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE VIII WILL BE ENFORCEABLE REGARDLESS OF WHETHER ANY PERSON ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR ITS AFFILIATES, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION OR ITS AFFILIATES. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, payment of damages, or other remedy based on any such representation, warranty, covenant or agreement.

8.8 Exclusive Remedy. After the Closing, this Article VIII will provide the exclusive legal remedy for the matters covered by this Article VIII, except for claims based upon fraud or as contemplated in Section 7.4. This Article VIII will not affect any remedy any Party may have under this Agreement prior to the Closing or upon termination of this Agreement or any equitable remedy available to any Party.

Article IX
TAX MATTERS

The following provisions will govern the allocation of responsibility as between the Buyer and the Seller for certain Tax matters following the Closing Date:

9.1 Tax Indemnification.

(a) The Seller shall pay, reimburse and indemnify the Company, the Buyer and its Affiliates and hold them harmless from and against Losses resulting from or attributable to (i) all Taxes (or the non-payment thereof) of the Company for all Taxable periods ending on or before December 31, 2013 (the “Prior Tax Period”), and (ii) any and all Taxes of any Person imposed on the Company as a transferee or successor, by Contract or pursuant to any law, rule, or regulation relating to the Prior Tax Period. The indemnification under this Section 9.1 shall not be subject to the indemnification deductible and limit set forth in Section 8.4 or elsewhere in this Agreement. The Seller shall pay the Buyer, or the Company at the Buyer’s instruction, for any Taxes that are the responsibility of the Seller pursuant to this Section 9.1 at least 5 days prior to payment of such amounts by the Buyer or the Company. To the extent it is commercially and legally reasonable to do so, the Buyer agrees that in exercising any discretionary powers under this Section 9.1 it will do so in a manner that does not materially prejudice the Seller from a tax perspective.

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(b) Buyer and the Company agree to pay, reimburse, and indemnify the Seller and hold him harmless from and against Losses resulting from or attributable to all Taxes (or the non-payment thereof) of the Company for all Taxable periods commencing on or after January 1, 2014.

9.2 Tax Periods Ending on or Before the Closing Date. The Seller will cause to be prepared, by an accounting firm approved by the Buyer, which approval shall not be unreasonably withheld, all Tax Returns for the Company for all Tax periods ending on or prior to the Closing Date that are due after the Closing Date, and the Buyer will file or cause to be filed all such Tax Returns. The Seller will permit the Buyer to review, comment on and approve, which approval shall not be unreasonably withheld, each such Tax Return described in the preceding sentence prior to filing. The Seller will pay, reimburse and indemnify the Buyer and the Company for the Taxes on such Tax Returns in accordance with Section 9.1(a).

9.3 Tax Periods Beginning Before and Ending After the Closing Date. The Buyer will prepare and file, or cause to be prepared and filed, any Tax Returns for the Company for Straddle Periods. The Buyer will permit the Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Seller will pay, reimburse and indemnify the Buyer and Company for Taxes on such Tax Returns related to the Pre-Closing Tax Period (determined in accordance with Section 9.1(b)) in accordance with Section 9.1(a).

9.4 Cooperation on Tax Matters. The Buyer, the Company and the Seller will cooperate fully, as and to the extent reasonably requested by the other Party or Parties, in connection with the filing and preparation of Tax Returns pursuant to this Article IX and any Proceeding related thereto. Such cooperation will include the retention and (upon any other Party’s request) the provision of records and information that are reasonably relevant to any such Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer and the Seller agree that the Company will retain all books and records with respect to Tax matters pertinent to such Company relating to any Taxable period beginning before the Closing Date until the expiration of the statute or period of limitations of the respective Taxable periods.

9.5 Certain Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees, including any penalties and interest thereon (collectively, the “Transfer Taxes”), incurred in connection with this Agreement or the Transactions will be paid by the Seller when due, and the Seller will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

Article X
MISCELLANEOUS

10.1 No Third-Party Beneficiaries. This Agreement does not confer any rights or remedies upon any Person (including any employee of the Company) other than the Parties, their respective successors and permitted assigns and, as expressly set forth in this Agreement, any Indemnified Party.

10.2 Entire Agreement. The Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter of the Transaction Documents and supersede all prior agreements (whether written or oral and whether express or implied) among any Parties to the extent related to the subject matter of the Transaction Documents (including any letter of intent or confidentiality agreement).

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10.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Seller may not assign, delegate or otherwise transfer (whether by operation of law or otherwise) any of Seller’s rights, interests or obligations in this Agreement without the prior written approval of the Buyer. The Buyer may assign any or all of its rights or interests, or delegate any or all of its obligations, in this Agreement to (a) any successor to the Buyer, any successor to the Company, or any acquirer of a material portion of the businesses or assets of the Buyer or the Company, (b) one or more of the Buyer’s Affiliates, or (c) any lender to the Buyer or the Company as security for obligations to such lender.

10.4 Counterparts. This Agreement may be executed by the Parties in multiple counterparts and shall be effective as of the date set forth above when each Party shall have executed and delivered a counterpart hereof, whether or not the same counterpart is executed and delivered by each Party. When so executed and delivered, each such counterpart shall be deemed an original and all such counterparts shall be deemed one and the same document. Transmission of images of signed signature pages by facsimile, e-mail or other electronic means shall have the same effect as the delivery of manually signed documents in person.

10.5 Notices. Any notice pursuant to this Agreement must be in writing and will be deemed effectively given to another Party on the earliest of the date (a) three Business Days after such notice is sent by registered U.S. mail, return receipt requested, (b) one Business Day after receipt of confirmation if such notice is sent by facsimile, (c) one Business Day after delivery of such notice into the custody and control of an overnight courier service for next day delivery, (d) one Business Day after delivery of such notice in person and (e) such notice is received by that Party; in each case to the appropriate address below (or to such other address as a Party may designate by notice to the other Parties):

If to the Seller (or to the Company prior to the Closing):

Byron Hsu
427 N McPherrin Ave. Unit D

Monterey Park, CA 91754

Email: byronhsu@gmail.com

with a copy (which shall not constitute notice) to:

Homeier & Law, P.C.
13400 Riverside Drive, Suite 120,
Sherman Oaks, CA 91423

Attn: Vanessa Au, Esq.

Fax: (818) 907-7876
Phone: (818) 450-1556

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If to the Buyer:

LIVEDEAL, INC.

325 East Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

Phone: 702-939-0231

Attn: Jon Isaac, President

with a copy (which shall not constitute notice) to:

Kirton McConkie PC

60 E. South Temple, Suite 1800

Salt Lake City, Utah 84111

Fax: (801) 212-2187

Phone: (801) 328-3600

Attn: C. Parkinson Lloyd, Esq.

10.6 Jurisdiction; Service of Process. EACH PARTY (A) CONSENTS TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CLARK COUNTY, NEVADA (AND ANY CORRESPONDING APPELLATE COURT) IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT (UNLESS OTHERWISE STATED TO THE CONTRARY IN ANY TRANSACTION DOCUMENT), (B) WAIVES ANY VENUE OR INCONVENIENT FORUM DEFENSE TO ANY PROCEEDING MAINTAINED IN SUCH COURTS AND (C) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, AGREES NOT TO INITIATE ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT (UNLESS OTHERWISE STATED TO THE CONTRARY IN ANY TRANSACTION DOCUMENT) IN ANY OTHER COURT OR FORUM. PROCESS IN ANY SUCH PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD.

10.7 Resolution of Disputes.

(a) Unless otherwise stated to the contrary in any Transaction Document, all claims, disputes, controversies and alleged breaches arising out of or related to this Agreement or any of the other Transaction Documents or the performance or nonperformance hereof or thereof (other than as matters arising out of or relating to an alleged breach of Section 7.4) which cannot be settled through negotiation, including but not limited to any claim, dispute or controversy relating to the validity or enforceability of this Agreement, any Transaction Document or the breach thereof (each, a “Dispute”), shall be subject to mediation before the American Arbitration Association under its Commercial Mediation Procedures in effect as of the date the mediation proceeding is initiated. The mediation shall be held in Orange County, California, unless another location is mutually agreed upon. Within seven (7) calendar days after a mediator has been selected in accordance with such rules, the parties to such Dispute shall meet with the mediator for at least one mediation session of at least five (5) hours, it being agreed that each party’s representative attending that mediation session shall act in good faith. The mediation may be terminated at any time by either party by notice that the mediation procedures are not productive. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof. The costs of the mediation shall be shared equally between the parties. All aspects of the mediation shall be confidential. In the event a Dispute is not settled within forty-five (45) days after the first mediation session among the parties, any Party may initiate arbitration proceedings pursuant to Section 10.8(b) below.

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(b) Any Dispute not resolved pursuant to 10.8(a) above shall, upon the demand of either Party, be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this subsection:

(i) The arbitration shall be conducted by a panel of three impartial arbitrators selected in accordance with such Commercial Arbitration Rules, unless either the amount in controversy is less than $20,000 or the parties shall hereafter mutually agree in writing to have the arbitration conducted by a single arbitrator, in either which case the arbitration shall be conducted by a single arbitrator. The final decision and award by the arbitrator(s) shall be set forth in a written decision.

(ii) The arbitration shall be conducted in Clark County, Nevada, unless the Parties mutually agree at the time for some other situs for the conduct of the arbitration proceeding.

(iii) In conducting the arbitration and rendering their award, the arbitrators shall give effect to the terms of this Agreement and the other applicable Transaction Documents, including the choice of applicable law, shall give effect to any other agreement of the parties relating to the conduct of the arbitration, and shall give effect to applicable statutes of limitations. If any dispute submitted to arbitration shall involve claims by or against a party hereto against or by a third party, and such third party cannot be made a party to such arbitration, the arbitrators shall be empowered to take such actions as they deem just and equitable in order to avoid prejudice to the parties hereto by reason of the inability of the arbitrators to adjudicate such third party claims, including without limitation, if they so determine, conditioning their award upon the outcome of the third party claims or staying the arbitration pending the outcome of the third party claims. The arbitrators shall be empowered to order the Parties to provide pre-hearing discovery to each other upon such terms as the arbitrators may direct if one of both of the Parties requests discovery, the Parties fail to agree between themselves as to the conduct of discovery, and the arbitrators determine that such discovery will be consistent with the overriding goals of a fair and efficient process and a just and equitable award.

(iv) The costs of the arbitration, including the fees and expenses of the arbitrators and of the American Arbitration Association, shall be allocated to such parties as, and in such proportions as, the arbitrators shall determine to be just and equitable, which determination shall be set forth in the award.

(v) Judgment upon the award of the arbitrators may be entered by any court of competent jurisdiction.

(c) Nothing in this Section shall preclude either Party from applying to a court of competent jurisdiction for, and obtaining if warranted, preliminary or ancillary relief pending the conduct of such alternative dispute resolution procedures and arbitration, or an order to compel the arbitration provided for herein, or such other relief as may be required to protect and preserve such Party’s rights pending the conduct of such procedures and arbitration. This Section 10.7 provides the exclusive method of resolving any Dispute, provided that, notwithstanding any provision of this Agreement to the contrary, nothing in this Section 10.8 or in any other provision of this Agreement shall preclude any Party from seeking injunctive relief against the violation or breach of any provision in this Agreement as set forth in Section 10.14.

10.8 Governing Law. This Agreement and all other Transaction Documents (unless otherwise stated therein) will be governed by the laws of the State of California without giving effect to any choice or conflict of law principles of any jurisdiction.

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10.9 Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the amendment is in writing and signed by the Buyer and the Seller. No waiver of any provision of this Agreement will be valid unless the waiver is in writing and signed by the waiving Party. The failure of a Party at any time to require performance of any provision of this Agreement will not affect such Party’s rights at a later time to enforce such provision. No waiver by any Party of any breach of this Agreement will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

10.10 Severability. Any provision of this Agreement that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.11 Expenses. The Company will bear all expenses incurred by the Company or any Representative of the Company in connection with the Transactions contemplated to be performed before or on the Closing Date and such expenses will have been paid or accrued by the Company prior to the Closing Date. The Seller will bear all expenses incurred by the Seller or any of their Representatives in connection with the Transactions contemplated to be performed before or on the Closing Date. Except as otherwise expressly provided in this Agreement, the Buyer will bear all expenses incurred by the Buyer or any of its Representatives in connection with the Transactions contemplated to be performed on or before the Closing Date. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

10.12 Construction. The article and section headings in this Agreement are inserted for convenience only and are not intended to affect the interpretation of this Agreement. Any reference in this Agreement to any Article or Section refers to the corresponding Article or Section of this Agreement. Any reference in this Agreement to any Schedule or Exhibit refers to the corresponding Schedule or Exhibit attached to this Agreement and all such Schedules and Exhibits are incorporated herein by reference. The word “including” in this Agreement means “including without limitation.” This Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision in this Agreement. Unless the context requires otherwise, any reference to any Law will be deemed also to refer to all amendments and successor provisions thereto and all rules and regulations promulgated thereunder, in each case as in effect as of the date hereof and the Closing Date. All accounting terms not specifically defined in this Agreement will be construed in accordance with GAAP as in effect on the date hereof (unless another effective date is specified herein). The word “or” in this Agreement is disjunctive but not necessarily exclusive. All words in this Agreement will be construed to be of such gender or number as the circumstances require. References in this Agreement to time periods in terms of a certain number of days mean calendar days unless expressly stated herein to be Business Days. In interpreting and enforcing this Agreement, each representation and warranty will be given independent significance of fact and will not be deemed superseded or modified by any other such representation or warranty.

10.13 Specific Performance. Each Party acknowledges that the other Parties would be damaged irreparably and would have no adequate remedy of law if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction to prevent any breach of any provision of this Agreement and to enforce specifically any provision of this Agreement, in addition to any other remedy to which they may be entitled and without having to prove the inadequacy of any other remedy they may have at law or in equity and without being required to post bond or other security.

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10.14 Further Assurances. Each Party agrees to furnish upon request to any other Party such further information, to execute and deliver to any other Party such other documents, and to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of the Transaction Documents.

10.15 Public Announcement. Because the Buyer is a publicly reporting company, Seller agrees that upon closing, Buyer shall have the right to make such announcement, and provide such details about the purchase of the Shares by the Buyer from the Seller as Buyer deems appropriate, provided that Buyer show seller such announcement prior to making such. Seller further agrees that it shall not make any other announcement of this Agreement or the transaction contemplated hereby or by the Transaction Documents without the prior approval of the Buyer.

[Signature page follows.]

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The Parties have executed and delivered this Stock Purchase Agreement as of the date first written above.

“Buyer”:

LIVEDEAL, INC.

	By:	/s/ Jon Isaac
	Name:	Jon Isaac
Title:

“Seller”:

Prior to the Closing, Seller was the owner	/s/ Byron Hsu
of record of the following number	Byron Hsu
of Shares of the Company:
1,500

Wire Information of Seller:

Name: Byron Hsu
Bank: Chase Bank
Account:
Routing:

“Company”:

MODERN EVERYDAY INC.

	By:	/s/ Byron Hsu
	Name:	Byron Hsu
	Title:	President

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EXHIBIT A

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made effective as of August 24, 2014 (“Effective Date”), by and between LIVEDEAL, INC., a Nevada corporation (“Company”) and Byron Hsu (“Employee”). For purposes of this Agreement, the term “Company” refers to LiveDeal, Inc., and its wholly owned subsidiary Modern Everyday Inc., a Delaware Corporation.

The parties agree as follows:

1. Employment; Release of Claims.

1.1 Employment. Company hereby employs Employee, and Employee hereby accepts such employment, upon the terms and conditions set forth herein. Employee acknowledges and agrees that Employee’s employment relationship with the Company commencing as of the Effective Date shall be “at will.” This Agreement does not in any way alter Employee’s “at-will” status or limit Company’s or Employee’s right to terminate Employee’s employment with Company at any time, with or without cause.

1.2 Release of Claims. This Agreement supersedes in its entirety any employment agreement, oral or in writing, or comparable arrangements between the Company or its wholly-owned subsidiary Modern Everyday Inc. (“MEI”) and Employee in effect prior to the Effective Date. Except for non-employment related obligations of MEI, Employee hereby relinquishes and unconditionally waives any claim or entitlement to any severance pay or other post-termination benefits from the Company or MEI pursuant to any agreement in effect prior to the Effective Date, and hereby discharges and releases any claims against Company and MEI relating to anything done or omitted to be done with respect to Employee’s employment up to the date of this Agreement.

2. Duties.

2.1 Position. Employee is employed as President, Chief Executive Officer, and Chief Technical Officer of MEI, and shall have the duties and responsibilities related to his positions as set forth on Exhibit A hereto, or as may be reasonably assigned in accordance with Employee's position from time to time by the Company’s Chief Executive Officer (the "Scope of Employment"). Employee shall perform all duties within the Scope of Employment in accordance with the terms and conditions of this Agreement. Company reserves the right to modify Employee’s duties at any time in its sole and reasonable discretion so long as such modifications remain within the Scope of Employment.

2.2 Necessary Time/Effort. Employee will abide by all reasonable policies and decisions made by Company, as well as all applicable federal, state and local laws, regulations or ordinances. Employee will act in the best interest of Company while performing the Scope of Employment and Employee shall devote the necessary time and effort in order to fully and completely perform the Scope of Employment, unless Employee notifies the Company's Chief Executive Officer in advance of Employee’s intent to engage in other paid work during business hours or during the time ordinarily required to perform the Scope of Employment and receives the express prior written consent to do so; provided, however, that in no event shall the foregoing or anything else to the contrary in this Agreement, require that Employee spend fewer than 40, for a full work week, or more than 50 hours a week to perform the Scope of Employment or prohibit Employee from pursuing other business opportunities or developing other businesses so long as the pursuit or development of which would not violate the terms of this Agreement and the Employee receives express written approval of the pursuit of such business opportunities, which shall not be withheld so long as said business opportunities are not directly competing or conflicting with the Company’s business.

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3. Term.

3.1 Initial Term. The employment relationship pursuant to this Agreement shall be for an initial term commencing on the Effective Date set forth above and continuing until February 28, 2016, (“Initial Term”), unless sooner terminated in accordance with paragraph 7 below.

3.2 Renewal. On completion of the Initial Term specified in subparagraph 3.1 above, this Agreement will not automatically renew for any subsequent term and will expire at the end of the Initial Term.

3.3 Consulting Agreement. Following the Initial Term of the Agreement, at the Company’s discretion and if the Company or its management deems it necessary, the Company and Employee shall enter into a one-year agreement (the “Consulting Agreement”) whereby the Employee shall provide consulting services to the Company. The Company shall be entitled to engage the Employee’s services as a consultant (the “Consulting Services”) for not more than ten (10) hours per week during hours which are mutually convenient, at a location of Employee’s choice, and shall pay the Employee an hourly rate of $120 for such services. Provided that the Consulting Agreement is entered into by the Company and Employee, if the Employee does not provide the Consulting Services during the term of the Consulting Agreement despite the Company’s requests for said services, the Employee shall be deemed to be in breach of this Agreement, and the Company shall have all available remedies.

4. Compensation.

4.1 Base Salary. As compensation for Employee’s performance of Employee’s Scope of Employment, MEI shall pay to Employee an initial Base Salary (the “Base Salary”) of $160,000 per year, payable in accordance with the normal, two payroll per month practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions. In the event Employee’s employment under this Agreement is terminated by either party, for any reason, Employee will be entitled to receive Employee’s Base Salary prorated to the date of termination. .

4.2 Increases in Base Salary. It is agreed that if the Employee is requested to perform and does perform duties that result in substantial increases in responsibility beyond the Scope of Employment, the Employee and the Company will negotiate in good faith for an increased base salary for the Employee.

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4.3 Bonuses. From time to time, the Company may, in its discretion, pay a bonus to the Employee. Additionally, by June 30, 2015 the Company shall implement a bonus incentive plan for the Employee which shall be paid on or before February 28, 2016.

5. Customary Fringe Benefits. Employee will be eligible for all customary and usual fringe benefits generally available to executives of Company subject to the terms and conditions of Company’s benefit plan documents and shall receive a company car, health and dental insurance, and 5 weeks of vacation and sick days over the term of the Agreement, excluding holidays, per year as benefits agreed to by the parties in connection with Employee's employment with the Company.

6. Business Expenses. Employee will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of Employee’s Scope of Employment which have been approved in writing in advance. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company’s policies.

7. Termination of Employee’s Employment.

7.1 Termination for Cause by Company. Although Company anticipates a mutually rewarding employment relationship with Employee, Company may terminate Employee’s employment immediately at any time for Cause, after providing notice and the opportunity to cure, if applicable, according to this Section 7.1. For purposes of this Agreement, “Cause” is defined as: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Employee with respect to Employee’s obligations or otherwise relating to the business of Company; (b) Employee’s material breach of this Agreement; and (c) Employee’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, in a cumulative amount during the term of this Agreement exceeding $10,000., or any felony or crime of moral turpitude. In the event Employee’s employment is terminated in accordance with this Section 7.1, Employee shall be entitled to receive Employee’s Base Salary (which shall include any increases thereto pursuant to Section 4.2) prorated to the date of termination and reimbursement for approved expenses incurred by Employee in the performance of the Scope of Employment prior to the date of termination. All other Company obligations to Employee pursuant to this Agreement and pursuant to the Purchase Agreement (defined below) other than pursuant to Article VIII thereof will become automatically terminated and completely extinguished. Additionally, Employee expressly understands, acknowledges, and agrees that his entry into this Agreement with the Company, and his continued service with MEI during the term of this Agreement, were an integral part of the transaction contemplated by the Purchase Agreement. As such, the Employee agrees that in the event that the Company terminates his employment with the Company or MEI during the Term of this Agreement for Cause under (a) above, Employee shall forfeit any unpaid principal amount under the Promissory Note Consideration, and in the event that the Company terminates his employment with the Company or MEI during the Term of this Agreement for Cause under (b) or (c) above, Employee shall return to the Company any amounts paid under the Promissory Note Consideration, and shall also forfeit any unpaid principal amount under the Promissory Note Consideration. Without limiting the foregoing, the Company will provide written notice of what it deems to constitute “Cause” in reasonable detail, and if such Cause falls under (a) or (b) above, Employee will have fifteen (15) days to cure the default or in the event that the default is not susceptible to cure within fifteen (15), Employee will take actions to commence to cure such default and will inform the Company of the proposed time required to cure such default, which the Company may accept or reject. If Company rejects in good faith Employee’s proposed cure time period, then termination shall be effective fifteen (15) days following the date written notice was provided to Employee. During such cure period, Company may, however, temporarily suspend Employee’s employment and may require that Employee remain off-site or without access to Company’s facilities and systems.

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7.2 Termination as a Result of Employee’s Death or Disability. Employee’s employment hereunder shall terminate automatically upon Employee’s death and may be terminated by the Company upon Employee’s Disability (as hereinafter defined). If Employee’s employment hereunder is terminated by reason of Employee’s Disability or death, Employee’s (or Employee’s estate’s) right to benefits under this Agreement will terminate as of the date of such termination and all of Company’s obligations hereunder shall immediately cease and terminate, except that Employee or Employee’s estate, as the case may be, will be entitled to receive accrued Base Salary (which shall include any increases thereto pursuant to Section 4.2), any bonuses earned pursuant to Section 4.3, any bonuses earned pursuant to Section 4.3 to the extent not yet paid, and benefits through the date of termination. Additionally, Employee expressly understands, acknowledges, and agrees that his entry into this Agreement with the Company, and his continued service with MEI during the term of this Agreement, were an integral part of the transaction contemplated by the Purchase Agreement. As such, the Employee agrees that in the event that his employment with the Company is terminated due to his death or Disability (as defined below), Employee shall forfeit any unpaid principal amount under the Promissory Note Consideration. As used herein, “Disability” shall have the meaning set forth in any long-term disability plan in which Employee participates, and in the absence thereof shall mean the determination in good faith by the Company’s board of directors (or comparable governing body) that, due to physical illness, Employee shall have been unable to perform the Scope of Employment for one hundred eighty (180) consecutive days and shall not have returned to the performance of the Scope of Employment before the end of such period, and if Disability has occurred termination shall occur within thirty (30) days after written notice of termination is given (which notice may be given before the end of the one hundred eighty (180) day period described above so as to cause termination of employment to occur as early as the last day of such period). The Parties agree that in the event that Employee’s employment with the Company is terminated due to mental Disability, the Parties agree to look to Section 7.1 (b) above for the Company’s and Employee’s rights.

7.3 Termination Without Cause by Company; Change of Control.

(a) Company may terminate Employee’s employment under this Agreement without Cause at any time on twenty (20) days’ advance written notice to Employee for any reason or no reason, other than as a result of Employee’s death or Disability or for Cause. In the event of (i) such termination without Cause, or (ii) in the event of the termination of Employee without Cause following a “Change of Control” (as defined in Section 7.3(b) below), Employee will receive the Base Salary then in effect (which shall include any increases thereto pursuant to Section 4.2), prorated to the date of termination, any bonuses earned pursuant to Section 4.3 to the extent not yet paid, and reimbursement for expenses incurred by Employee in the performance of the Scope of Employment prior to the date of termination.

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(b) As used herein, “Change of Control” means: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; or (iii) a reverse merger in which the Company is the surviving entity but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities of the surviving entity’s parent, cash or otherwise, and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Company or, where the Company is a wholly-owned subsidiary of another entity.

(c) In the event that the benefits provided to Employee under this Agreement, and any other agreements, plans or arrangements to which Employee may be a party with the Company, cause Employee to incur an excise tax under Section 4999 of the Internal Revenue Code of 1986 (the “Code”) or any corresponding provisions of applicable state tax law in connection with a Change of Control, then the Company will pay Employee an additional amount sufficient to reimburse Employee for (i) the excise tax imposed on such benefits, and (ii) the federal and state income, employment and excise taxes, determined on a fully “grossed-up” basis, imposed on the benefits payments provided. The Company shall be entitled to withhold from the payment required hereunder such taxes as it may be required to withhold under applicable tax law, and any such withheld taxes shall be treated as paid to Employee hereunder.

7.4 Voluntary Resignation by Employee Without Good Reason. Employee may voluntarily resign Employee’s position with Company without Good Reason on thirty (30) days’ advance written notice. In the event of Employee’s resignation without Good Reason, Employee will be entitled to receive only the Base Salary (which shall include any increases thereto pursuant to Section 4.2) for the thirty-day notice period and no other amount for the remaining months of the current term, if any. All other Company obligations to Employee pursuant to this Agreement and pursuant to the Purchase Agreement (defined below) other than pursuant to Article VIII thereof will become automatically terminated and completely extinguished. Additionally, Employee expressly understands, acknowledges, and agrees that his entry into this Agreement with the Company, and his continued service with MEI during the term of this Agreement, were an integral part of the transaction contemplated by the Purchase Agreement. As such, the Employee agrees that in the event that he terminates his employment with the Company without Good Reason (as defined below), Employee (a) shall be required to return to the Company as liquidated damages the Securities Consideration (irrespective of whether such shares have been sold) within ten (10) days of his termination of employment; and (b) shall return to the Company any amounts paid under the Promissory Note Consideration and forfeit any unpaid principal amount under the Promissory Note Consideration. For purposes of this Section 7, “Good Reason” means one or more of the following has occurred without the Employee’s consent: (a) Employee is required to relocate to a principal place of employment more than 50 miles from his principal place of employment with the Company in Alhambra, California, as of the Effective Date; (b) Employee’s Base Salary (which shall include any increases thereto pursuant to Section 4.2) or any other compensation set forth in Section 4, or eligibility to earn any other compensation set forth in Section 4 is reduced, unless such reduction is pursuant to mutual agreement of the Company and the Employee; or (c) Company’s failure to observe or perform any covenant, condition or provision of this Agreement, and such failure is not remedied within 10 business days after notice from Employee which describes in reasonable detail the nature of such failure and the actions which Company can take to cure such failure.

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7.5 Termination of Employment Upon Expiration of Agreement. After the Initial Term has ended, this Agreement will expire, Employee’s employment with Company will terminate and Employee will only be entitled to Employee’s Base Salary (which shall include any increases thereto pursuant to Section 4.2) paid through the last day of the Initial Term, any bonus earned pursuant to Section 4.2 to the extent not yet paid, and reimbursement for approved expenses incurred by Employee in the performance of the Scope of Employment prior to end of the Initial Term. All other Company obligations to Employee pursuant to this Agreement will become automatically terminated and completely extinguished. Employee will not be entitled to any form of severance payment.

7.6 Voluntary Resignation by Employee for Good Reason. Employee may voluntarily resign Employee’s position with Company for Good Reason (as defined above in Section 7.4), at any time on thirty (30) days’ advance written notice.  In the event of Employee’s resignation for Good Reason, Employee will be entitled to receive the Base Salary (which shall include any increases thereto pursuant to Section 4.2) to which Employee is entitled for the remainder of the then-current term, any bonus earned pursuant to Section 4.2 to the extent not yet paid, and reimbursement for expenses incurred by Employee in the performance of the Scope of Employment prior to the date of termination. All other Company obligations to Employee pursuant to this Agreement will become automatically terminated and completely extinguished.

8. No Conflict of Interest. During the term of Employee’s employment with Company and during any period Employee is receiving payments from Company under this Agreement, Employee must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Company, except the parties acknowledge and agree that in no event shall the foregoing or anything else to the contrary in this Agreement, require that Employee spend fewer than 40 or more than 50 hours a week to perform the Scope of Employment or prohibit Employee from pursuing other business opportunities or developing other businesses without prior written consent of the Company’s Chief Executive Officer, which shall not be withheld so long as said business opportunities are not directly competing or conflicting with the Company’s business, so long as the pursuit or development of which would not otherwise violate the terms of this Agreement. Such work shall include, but is not limited to, directly or indirectly competing with Company in any way, or acting as an officer, director, employee, consultant, stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which Company is now engaged or in which Company becomes engaged as a result of the transactions contemplated by the Purchase Agreement (as defined below), as may be determined by the Company’s Chief Executive Officer in its sole and reasonable discretion. If the Company’s Chief Executive Officer reasonably and in good faith believes such a conflict exists during the term of this Agreement, the Company’s Chief Executive Officer may ask Employee to choose to discontinue the other work or resign employment with Company. If the Company’s Chief Executive Officer reasonably and in good faith believes such a conflict exists during any period in which Employee is receiving payments pursuant to this Agreement, the Company’s Chief Executive Officer may ask Employee to choose to discontinue the other work or risk termination of the Employee’s employment for Cause. In addition, Employee agrees not to knowingly refer any client or potential client of Company to competitors of Company, without obtaining Company’s prior written consent, during the term of Employee’s employment and during any period in which Employee is receiving payments from Company pursuant to this Agreement.

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9. Confidentiality and Proprietary Rights. Employee agrees to read, sign and abide by all applicable Company policies provided prior to the Effective Date relating to confidentiality, proprietary rights, work for hire, and other applicable policies.

10. Non-Solicitation; Non-Competition. Employee and the Company understand and agree that the purpose of this Section 10 is solely to protect Company’s legitimate business interests, including, but not limited to confidential information and trade secrets, partner relationships and goodwill, and the Company’s competitive advantage in the operation of the Business or provision of Services (each as hereinafter defined). This Section 10 is not intended to impair, nor will it impair, Employee’s ability or right to work or earn a living. Employee and Company further understand and agree that this Section 10 represents an important element of this Agreement, and is a material inducement to Company entering into this Agreement, without which Company would not have entered into this Agreement and the Purchase Agreement (as hereinafter defined).

10.1 Nonsolicitation of Customers or Prospects. Employee acknowledges that information about Company’s customers and business methods is confidential and constitutes trade secrets and is essential to the goodwill of the Company. Accordingly, Employee agrees that during the term of this Agreement and for a period of two (2) years after the termination of this Agreement, Employee will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company’s relationship with any of its customers or customer prospects known to Employee by soliciting or encouraging others to solicit any of them for the purpose of diverting or taking away business from Company.

10.2 Nonsolicitation of Company’s Employees. Employee agrees that during the term of this Agreement and for a period of two (2) years after the termination of this Agreement, Employee will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company’s business by soliciting, encouraging or attempting to hire any of Company’s employees known to Employee or causing others to solicit or encourage any of Company’s employees known to Employee to discontinue their employment with Company.

10.3 Non-Competition. Employee agrees that during the term of this Agreement, and for a period of twenty-seven (27) months after termination of this Agreement, Employee shall not, directly or indirectly: (A) perform services in the online retail housewares product sales business, including using the current sales strategies, marketing strategies, or contacts (collectively, the “Business”) anywhere in the United States of America (the “Restricted Territory”), including providing funds for the same; (B) provide services routinely performed for customers or clients (“Customers”) (directly or indirectly) in the operation of the Business (“Services”) in the Restricted Territory; (C) solicit any customer of the Business, known to Employee, for purposes of providing Services; (D) accept as a customer any Customer, known to Employee, for purposes of providing Services; (E) induce or attempt to induce any employee of the Company, known to Employee, to terminate his or her employment with the Company; (F) employ, or engage as an independent contractor, any employee of the Company known to Employee; (G) interfere with the business relationship between a Customer or employee, known to Employee, and the Company; or (H) encourage any person to engage in any of the foregoing activities, including but not limited to providing financing, directly or indirectly, for any of the foregoing activities; provided, however, that the foregoing will not restrict the ability of the Employee to purchase or otherwise acquire up to five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities have been registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

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10.4 Reasonable Restrictions. Employee hereby agrees that the covenants in this Agreement are reasonable given the real and potential competition encountered (and reasonably expected to be encountered) by the Company and the substantial knowledge and goodwill Employee has acquired with respect to the Business. Notwithstanding the foregoing, in the event that at the time of enforcement of any provision of this Section 10.4 a court or other tribunal will hold that the restrictions in this Section 10.4 are unreasonable or unenforceable under circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. The period of any restriction set forth in this Section 10 shall be extended by any period of time that Employee is or has been found to be in breach of any provision in this Section 10.

10.5 Purchase Agreement. This Agreement is entered into in connection with that certain Stock Purchase Agreement of even or near date herewith among LiveDeal, Inc., MEI, and the Employee (the “Purchase Agreement”). Employee acknowledges that the foregoing covenant (i) is reasonable in its duration and scope and (ii) is of material importance to the Company, which would not have entered into the transactions contemplated by the Purchase Agreement, but for obtaining such a covenant from the Employee. Notwithstanding the foregoing, however, Company is not entitled to offset amounts due Employee under this Agreement, against amounts owed by Employee to Company pursuant to the Purchase Agreement.

11. Injunctive Relief. Employee acknowledges that Employee’s breach of the covenants contained in Sections 8-10 would cause irreparable injury to Company and agrees that in the event of any such breach, Company shall be entitled to seek temporary, preliminary and permanent injunctive relief without the necessity of proving actual damages or posting any bond or other security.

12. Agreement to Arbitrate. To the fullest extent permitted by law, Employee and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between Company and Employee and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. Claims for workers’ compensation, unemployment insurance benefits and Company’s right to obtain injunctive relief pursuant to paragraph 11 above are excluded. For the purpose of this agreement to arbitrate, references to “Company” include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this agreement shall apply to them to the extent Employee’s claims arise out of or relate to their actions on behalf of Company.

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12.1 Consideration. The mutual promise by Company and Employee to arbitrate any and all disputes between them, rather than litigate them before the courts or other bodies, provides the consideration for this agreement to arbitrate.

12.2 Initiation of Arbitration. Either party may exercise the right to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

12.3 Arbitration Procedure. The arbitration will be conducted in San Diego, California, by a single neutral arbitrator and in accordance with the then current rules for resolution of employment disputes of the American Arbitration Association (“AAA”). The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of Nevada, and only such power, and shall follow the law. In the event the arbitrator does not follow the law, the arbitrator will have exceeded the scope of his or her authority and the parties may, at their option, file a motion to vacate the award in court. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof.

12.4 Costs of Arbitration. Each party shall bear one-half the cost of the arbitration filing and hearing fees, and the cost of the arbitrator.

13. General Provisions.

13.1 Successors and Assigns. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Employee shall not be entitled to assign any of Employee’s rights or obligations under this Agreement; provided, however, that in the event of Employee's death, Employee’s estate's rights to payments and benefits shall be in accordance with Section 7.2 of this Agreement.

13.2 Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

13.3 Attorneys’ Fees. Each side will bear its own attorneys’ fees in any dispute unless a statutory section at issue, if any, authorizes the award of attorneys’ fees to the prevailing party.

13.4 Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

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13.5 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Employee has participated in the negotiation of its terms. Furthermore, Employee acknowledges that Employee has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

13.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of Nevada. Each party consents to the jurisdiction and venue of the state or federal courts in Clark County, Nevada, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

13.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

If to Employee:

Byron Hsu

427 N McPherrin Ave. Unit D

Monterey Park, CA 91754

Email: byronhsu@gmail.com

Phone: (203) 313-9401

with a copy (which shall not constitute notice) to:

Homeier & Law, P.C.
13400 Riverside Drive, Suite 120,
Sherman Oaks, CA 91423

Attn: Vanessa Au, Esq.

Fax: (818) 907-7876
Phone: (818) 450-1556

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If to the Company:

LIVEDEAL, INC.

325 East Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

Fax: [_____________]

Phone: (702) 939-0231

Attn: Jon Isaac, President

with a copy (which shall not constitute notice) to:

Kirton McConkie PC

60 E. South Temple, Suite 1800

Salt Lake City, Utah 84111

Fax: (801) 212-2187

Phone: (801) 328-3600

Attn: C. Parkinson Lloyd, Esq.

13.8 Survival. Sections 8 (“No Conflict of Interest”), 9 (“Confidentiality and Proprietary Rights”), 10 (Non-solicitation; Non-competition), 11 (“Injunctive Relief”), 12 (“Agreement to Arbitrate”), 13 (“General Provisions”) and 14 (“Entire Agreement”) of this Agreement shall survive Employee’s employment by Company.

14. Entire Agreement. This Agreement and the Purchase Agreement described in this Agreement, constitute the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Employee and the Board of Directors of Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Dated:	8/24/14		/s/ Byron Hsu

Employee

Dated:	8/24/14	By:	/s/ Jon Isaac
Jon Isaac
President
LIVEDEAL, Inc.

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EXHIBIT A

SCOPE OF EMPLOYMENT – DUTIES OF EMPLOYEE

-	Establish overall direction, vision, and strategy for the Company;
-	Promote company culture;
-	Hiring and management of management team;
-	Coordinate capital raising transactions with LiveDeal, Inc. management;
-	Approve capital allocation;
-	Drive sales, profits;
-	Establish technology direction and strategy;
-	Oversee management of technology development;
-	Perform programming work as needed and as requested by LiveDeal Inc. management;
-	During the first six (6) months of the Initial Term, work to improve automation of MEI and train Company's IT team, containing one or more programmers collectively skilled in PHP, MySQL, MongoDB, and Python, to maintain the MEI software and add to it so it would be operational and functional upon Employee's departure;
-	Continue implementation of MEI software in connection with the automation of MEI’s process and operations, as discussed between Employee and the Company;
-	Train IT staff of the Company, MEI, and other Company subsidiaries in the use, implementation, and programming of MEI software; and
-	Overseeing and making reasonable efforts to improve the operations and profitability of LiveGood’s Modern Furniture business by creating synergies and economies of scale with Modern Everyday and
-	Such other tasks as the Company may reasonably assign and on which the Employee and the Company reasonably agree.

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EXHIBIT B

SECURED PROMISSORY NOTE

SECURED PROMISSORY NOTE

Las Vegas, Nevada

August 24, 2013

1.	Fundamental Provisions. The following terms will be used as defined terms in this Note:

a. Principal Amount: $600,000.00

2.	Promise to Pay. For value received, LIVEDEAL, INC., (referred to in this Note as “Maker” or “LiveDeal”) promises to pay to the order of BYRON HSU, an individual residing in California, or his successors and assigns (referred to collectively in this Note as “Holder” and like terms), at the Holder’s office at 427 N McPherrin Ave. Unit D, Monterey Park, CA 91754, or at such other place as Holder may from time to time designate in writing, the Principal Amount, all as provided in this Note. This Note is made in connection with a Stock Purchase Agreement between the Maker, the Holder, and Modern Everyday Inc. of even or near date herewith (the “SPA”) and documents referenced therein. Any terms not defined in this Note shall have the meanings attributed to them in the SPA.

3.	No Interest; Payments.

a.	The Principal Amount will not bear any interest.

b.	Payment shall be due as follows: Two Hundred Thousand Dollars ($200,000) shall be due and payable on or before February 28, 2015; and Four Hundred Thousand Dollars ($400,000) shall be due and payable on or before February 28, 2016.

4.	Prepayments. Maker may prepay the Principal Amount, or any portion thereof, from time to time without premium or penalty.

5.	Application of Payments; Late Charges and Default interest.

a.	Absent the occurrence of an Event of Default, any payments received by Holder will be applied first to sums, other than principal, due to Holder pursuant to this Note or any other document evidencing or securing Maker’s indebtedness under this Note (a “Loan Document”); and the balance, if any, to the payment of principal. Any payments received by the Holder after the occurrence of an Event of Default will be applied to the amounts specified in this Paragraph 5(a) in such order as the Holder may elect, at its sole discretion.

6.	Security. This Note is secured by the obligations due pursuant to and under that certain Security Agreement dated as of August 24, 2014, delivered by Maker and Modern Everyday, Inc., to Holder (the “Security Agreement”).

7.	Events of Default. The occurrence of any of the following will be deemed to be an event of default (“Event of Default”) under this Note:

a.	A default in the payment of principal when due pursuant to the terms of this Note and which remains uncured after the expiration of 30 days after written notice of such default from Holder to Maker, given at Maker’s address set forth below Maker’s signature or to such other address as Maker may in the future specify in writing to Holder;

b.	The occurrence of a default or an event of default under the Security Agreement, which to the extent able to be cured remains uncured after the expiration of 30 days after written notice of such default from Holder to Maker, given at Maker’s address set forth below Maker’s signature or to such other address as Maker may in the future specify in writing to Holder;

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c.	The making or furnishing of any warranty, representation or statement under the SPA to Holder by or on behalf of LiveDeal which proves to have been false or inaccurate in any material respect when made or furnished; or

d.	Any breach of any covenant or agreement of LiveDeal in the SPA, which to the extent able to be cured remains uncured after the expiration of 30 days after written notice of such default from Holder to Maker, given at Maker’s address set forth below Maker’s signature or to such other address as Maker may in the future specify in writing to Holder.

8.	Remedies. Upon the occurrence of an Event of Default, then at Holder’s option, the entire balance of principal, and all other amounts payable by Maker under this Note or the SPA will, without further demand or notice, immediately become due and payable. Upon a default in the payment of principal when due pursuant to the terms of this Note and the expiration of 30 days after written notice of such default from Holder to Maker, the unpaid principal that was due shall bear interest at a default interest rate of 8% per annum until paid. The remedies set forth in this Paragraph 8 are not exclusive.

9.	Limited Recourse. Holder agrees that it shall look solely to the Collateral (as defined in and in accordance with the Security Agreement) for repayment of the obligations due hereunder if Maker defaults in payment of principal, interest, or fees hereunder and is unable to pay. In such an event, Holder shall not commence any action directly against or otherwise seek to collect any obligation due hereunder directly from the maker or the Company (other than actions with respect to the Collateral).

10.	Waivers. Maker and each endorser, guarantor, and surety of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and all other notices or demands of any kind (except notices specifically provided for in this Note or the other documents evidencing or securing Maker’s indebtedness) and expressly agree that, without in any way affecting the liability of Maker and such endorsers, guarantors, or sureties, Holder may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Note, accept additional security, release any person liable, and release any security or guaranty.

11.	Change, Discharge, Termination, or Waiver. No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on Holder’s part to exercise and no delay by Holder in exercising any right or remedy under this Note or under the law will operate as a waiver of the right or remedy.

12.	Miscellaneous Provisions.

a.	If any provision of this Note is unenforceable, the enforceability of the other provisions will not be affected and they will remain in full force and effect.

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b.	In this Note, the singular will include the plural and the masculine will include the feminine and neuter gender, and vice versa.

c.	Headings at the beginning of each numbered paragraph of this Note are intended solely for convenience and are not part of this Note.

d.	This Note will be governed by and construed in accordance with the laws of the State of Nevada without giving effect to its conflict of laws principles.

e.	This Note and the SPA and documents referenced therein contain the complete understanding and agreement of the Holder and the Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

f.	This Note is binding upon and will inure to the benefit of Holder, Maker, and their respective successors and assigns. Maker may not delegate any of its obligations under this Note.

g.	Time is of the essence with regard to each provision of this Note and any Loan Document as to which time is a factor.

h.	Should this Note be signed by more than one person or entity, all of the obligations herein contained or contained in any other Loan Document will be the joint and several obligation of each signer of this Note and each signer will be considered a maker.

i.	Maker agrees that any legal proceeding with respect to this Note may be maintained in the District Court of the State of Nevada, located in Clark County, Nevada, and consent and irrevocably submit to the personal jurisdiction of such court and agrees that such court constitutes a proper venue in which to bring such proceeding.

LiveDeal, Inc.

A Nevada corporation

_______________________________________

Jon Isaac

President

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EXHIBIT C

SECURITY AGREEMENT

SECURITY AGREEMENT

This Security Agreement (this "Security Agreement") is entered into effective as of August 24, 2014 (the “Effective Date”), by and among BYRON HSU, an individual residing in California (“Secured Party”), LIVEDEAL, INC., a Nevada corporation (“LiveDeal”), and MODERN EVERYDAY, INC., a Delaware corporation (the “Company”). The Secured Party, LiveDeal, and the Company are sometimes referred to hereafter individually as a “Party” and collectively as the “Parties.”

RECITALS

A.	LiveDeal, the Secured Party, and the Company entered into a Stock Purchase Agreement of even or near date herewith (the “SPA”), pursuant to which LiveDeal purchased from the Secured Party 100% of the issued and outstanding shares of stock of the Company (the “Purchased Shares”).
B.	As partial payment for the Purchased Shares, LiveDeal made and conveyed to the Secured Party a Secured Promissory Note (the “Note”) of even or near date herewith, pursuant to which, LiveDeal agreed to pay to the Secured Party, $600,000, on terms set forth in the Note.
C.	In recognition of, and to provide collateral to secure LiveDeal’s obligations under the Note, LiveDeal and the Company agree to enter into this Security Agreement pursuant to which the Company will grant to Secured Party a security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, LiveDeal and Secured Party hereby agree as follows:

1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” shall mean (a) all of the Company's inventory (as defined in the UCC), which shall include all inventory now owned or hereafter acquired by the Company, including (i) personal property which is held for sale or lease or is furnished or is to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Company’s business, (ii) all inventory, wherever located, evidenced by negotiable and non-negotiable documents of title, warehouse receipts and bills of lading, (iii) all of the Company’s rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services and (iv) all rights of the Company as an unpaid seller, including rescission, replevin, reclamation and stopping in transit; (b) all of the Company's accounts (as defined in the UCC) and accounts receivable, (c) all of the Company's cash and deposit accounts (as defined in the UCC), and (d) all of the products and proceeds from any of the items described in clauses (a), (b), and (c).

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom.

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“Obligations” means all obligations arising or owed by LiveDeal to Secured Party or its affiliates under the Note or owed by the Company or LiveDeal under this Security Agreement.

“Permitted Encumbrances” has the meaning specified therefor in the SPA.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“UCC” means the Uniform Commercial Code as in effect in the State of Delaware from time to time.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest.

a.	As security for the Obligations, the Company hereby pledges and grants to Secured Party a first priority (subject only to Permitted Encumbrances) security interest in and to the Collateral.

b.	The Company and LiveDeal hereby irrevocably authorize the Secured Party, to the extent that the Secured Party deems it necessary or advisable, to file in any filing office in any UCC jurisdiction any financing statements and amendments thereto that identifies the Collateral and provides any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

3. Agreement to Subordinate. In the event that the Company or LiveDeal replaces the obligations pursuant to that certain Business Loan Agreement, dated as of November 12, 2013, due to Cathay Bank by another loan, the Secured Party agrees to subordinate his Security Interest to the lender of such other loan, up to an amount of $700,000.

4. Representations, Warranties, and Covenants.

a. Covenants Relating to Collateral. As security for the Obligations, the Company and LiveDeal hereby agree (i) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the first priority (subject only to Permitted Encumbrances) Lien granted to Secured Party therein and the perfection and priority of such first priority (subject only to Permitted Encumbrances) Lien; (ii) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (iii) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to maintain and protect Secured Party's first priority (subject only to Permitted Encumbrances) Lien hereunder and the priority thereof and to deliver promptly upon the request of the Secured Party all originals of Collateral consisting of instruments, investment property, or other Collateral for which possession of originals is necessary; (iv) to appear in and defend any action or proceeding which may affect the Company's title to or Secured Party’s interest in the Collateral; and (v) except for in connection with sales of inventory in the ordinary course of business, not to surrender or lose possession of (other than to Secured Party or Cathay Bank), sell, encumber, lease or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens (other than Permitted Encumbrances).

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b. Other Representations, Warranties, and Covenants. The Company and LiveDeal represent, warrant, and covenant to each of the following:

i. The exact legal name of the Company is set forth on the signature page of this Security Agreement.

ii. The Company is duly organized and validly existing under the laws of the state of Delaware and the execution, delivery, and performance of this Security Agreement are within the Company's powers, have been duly authorized, and are not in conflict with the terms of its organizational documents, each as amended through the date of this Security Agreement.

iii. The Company's chief executive office is located at 614 South Date Avenue, Alhambra, CA 91803 and the Company shall promptly notify Secured Party of any change to the Company's chief executive office location.

iv. Not to change the Company's name, any organizational identification number, state of organization or organizational identity; provided, however, that the Company may change any of these upon at least 30 days prior written notice to Secured Party of such change along with the Company paying all of Secured Party’s incurred costs of filing amendments, additional financing statements, or any other necessary documents to protect, perfect, and preserve Secured Party’s security interest in the Collateral.

v. To pay all taxes and assessments of every nature which may be levied or assessed against the Collateral.

5. Reserved.

6. Litigation and Other Proceedings. Secured Party shall have the right but not the obligation to bring suit or institute proceedings in the name of the Company or Secured Party to enforce any rights in the Collateral, including any license thereunder, in which event the Company shall at the request of Secured Party do any and all lawful acts and execute any and all documents reasonably required by Secured Party or determined to be necessary or appropriate by Secured Party in aid of such enforcement.

7. Default and Remedies.

a.	Default. The Company and LiveDeal shall be deemed in default under this Security Agreement upon (i) the occurrence and during the continuance of a default or breach of any of LiveDeal’s obligations arising under the terms of the Note or a default or breach of any of the Company's or LiveDeal's obligations arising under the terms of this Security Agreement, (ii) the uninsured loss, theft, damage, or destruction to the Collateral, sale or encumbrance of any of the Collateral, or the making of any levy, seizure or attachment on the Collateral, or (iii) dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against the Company.

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b.	Remedies. Upon the occurrence and during the continuance of any event of default, Secured Party shall have the rights of a secured creditor under the UCC and all rights granted by this Security Agreement, and by law, including the right to: (i) require the Company and LiveDeal to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and (ii) prior to the disposition of the Collateral, require the Company and LiveDeal to store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner and to the extent Secured Party deems appropriate and in connection with such preparation and disposition, without charge to Secured Party.

c.	Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an event of default) shall be paid to and applied as follows:

i.	First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

ii.	Second, to the payment to Secured Party of the amounts outstanding under the Note;

iii.	Third, to the payment of the surplus, if any, to the Company, their successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

8. Miscellaneous.

a.	Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Company, LiveDeal, or Secured Party under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or the address set forth below, or to such other address as may be specified in writing by a Party to the other parties to this Security Agreement.

If to Secured Party:

Byron Hsu

427 N McPherrin Ave. Unit D

Monterey Park, CA 91754

Email: byronhsu@gmail.com

with a copy (which shall not constitute notice) to:

Homeier & Law, P.C.
13400 Riverside Drive, Suite 120,
Sherman Oaks, CA 91423

Attn: Vanessa Au, Esq.

Fax: (818) 907-7876
Phone: (818) 450-1556

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If to the Company:

Modern Everyday Inc.

614 S Date Ave.

Alhambra, CA 91803

Attn: [____________]

Fax: [_____________]

Phone: [___________]

with a copy (which shall not constitute notice) to:

Kirton McConkie PC

60 E. South Temple, Suite 1800

Salt Lake City, Utah 84111

Fax: (801) 212-2187

Phone: (801) 328-3600

Attn: C. Parkinson Lloyd, Esq.

If to LiveDeal:

LIVEDEAL, INC.

325 East Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

Fax: [_____________]

Phone: (702) 939-0231

Attn: Jon Isaac, President

with a copy (which shall not constitute notice) to:

Kirton McConkie PC

60 E. South Temple, Suite 1800

Salt Lake City, Utah 84111

Fax: (801) 212-2187

Phone: (801) 328-3600

Attn: C. Parkinson Lloyd, Esq.

b.	Nonwaiver. No failure or delay on the part of Secured Party in exercising any of its rights hereunder will operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

c.	Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company, LiveDeal, and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

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d.	Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Party, the Company, and LiveDeal and their respective successors and assigns; provided, however, that neither the Company nor LiveDeal may sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

e.	Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority and under the Note, all of which rights, powers, and remedies will be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder or thereunder. Each of the Company and LiveDeal hereby waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

f.	Payments Free of Taxes, Etc. All payments made by LiveDeal under the Note will be made by LiveDeal free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings.

g.	Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

h.	Expenses. The Company and LiveDeal shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement or the Note.

i.	Construction. Each of this Security Agreement and the Note is the result of negotiations among, and has been reviewed by, the Company, LiveDeal, and Secured Party. Accordingly, this Security Agreement and the Note will be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company, LiveDeal, or Secured Party.

j.	Entire Agreement. This Security Agreement and the Note constitute and contain the entire agreement of the Company, LiveDeal, and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof. In the event of any inconsistencies between the terms of this Security Agreement or the Note and the terms of any other document related to the loans by the Secured Party to LiveDeal, the terms of this Security Agreement or the Note, as applicable, shall prevail.

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k.	Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to conflicts of law rules.

l.	Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

m.	Waiver of Right to Jury. In order to avoid delays and minimize expense the Company, LiveDeal, and Secured Party knowingly, voluntarily and intentionally waive any right to trial by jury in respect of any claim, demand, action or cause of action arising out of, under or in connection with this Security Agreement or any related writing or any amendment thereto, whether now existing or hereinafter arising and whether sounding in contract or tort or otherwise, and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by a court trial without a jury, and a copy of this Security Agreement may be filed with any court as evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the day and year first above written.

LIVEDEAL:

LIVEDEAL, INC.
a Nevada corporation

By:	/s/ Jon Isaac
Name:	Jon Isaac
Its:	President

SECURED PARTY:

/s/ Byron Hsu
Name:	Byron Hsu

COMPANY:

MODERN EVERYDAY INC.
a Delaware corporation

By:	/s/ Byron Hsu
Name:	Byron Hsu
Its:

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